Exhibit 3.3

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

THE NEW HOME COMPANY LLC

TABLE OF CONTENTS

ARTICLE I. DEFINITIONS		1

1.1	Certain Definitions	1

1.2	Terms Generally	10

ARTICLE II. THE COMPANY AND ITS BUSINESS		11

2.1	Company Name	11

2.2	Term	11

2.3	Filing of Certificate and Amendments	11

2.4	Purpose and Business; Powers; Scope of Members’ Authority	11

2.5	Principal Office; Registered Agent	12

2.6	Names and Addresses of Members	12

2.7	Representation and Warranty	12

ARTICLE III. MANAGEMENT OF COMPANY BUSINESS; MAJOR DECISIONS		13

3.1	Management and Control	13

3.2	Decisions Requiring Approval of the Board of Managers	13

3.3	Board of Managers	19

3.4	Members Shall Not Have Power to Bind Company	20

ARTICLE IV. RIGHTS AND DUTIES OF MEMBERS/TAX MATTERS MEMBER/PURCHASE OPTION		21

4.1	Use of Company Property	21

4.2	Member Voting Rights	21

4.3	Member Meetings	21

4.4	Exculpation and Indemnification	22

4.5	Competing Activities	23

4.6	Designation of Tax Matters Partner	23

i

4.7	Insurance Requirements	24

4.8	Purchase Option	24

ARTICLE V. CAPITAL CONTRIBUTIONS AND MEMBER LOANS		26

5.1	Previous Capital Contributions of TNHC Partners	26

5.2	Required Capital Contributions of TNHC Partners, IHP and Watt	26

5.3	Additional Capital Contributions	28

5.4	No Interest	28

5.5	Member Loans	28

5.6	Liability of Members	29

5.7	Return of Capital Contribution	29

ARTICLE VI. CAPITAL ACCOUNTS, PROFITS AND LOSSES AND ALLOCATIONS		29

ARTICLE VII. DISTRIBUTIONS OF AVAILABLE CASH		29

7.1	Distributions of Available Cash from Extraordinary Transactions	29

7.2	Distributions of Available Cash other than Available Cash arising from Extraordinary Transactions	29

7.3	Minimum Distributions	30

ARTICLE VIII. TRANSFER OF COMPANY INTERESTS		30

8.1	Limitations on Assignments of Interests by Members	30

8.2	Assignment Binding on Company	31

8.3	Substituted Members	31

8.4	Acceptance of Prior Acts	32

8.5	Additional Limitations	32

ARTICLE IX. TERMINATION OF COMPANY; LIQUIDATION AND DISTRIBUTION OF ASSETS		32

9.1	Dissolution and Termination	32

9.2	Distribution Upon Liquidation	33

9.3	Sale of Company Assets	33

ARTICLE X. RECAPITALIZATION AND LIQUIDITY EVENTS		34

10.1	Admission of Initial New Member	34

10.2	Recapitalization	34

10.3	Liquidity Events	35

ARTICLE XI. BOOKS, RECORDS AND REPORTS		35

11.1	Books of Account	35

11.2	Monthly Reporting	35

11.3	Financial Reports and Statements	36

11.4	Accounting Expenses	36

11.5	Bank Accounts	36

ARTICLE XII. EVENTS OF DEFAULT; REMEDIES; ADJUSTMENT TO “PROMOTE”		36

12.1	Default	36

12.2	Remedies	37

12.3	Adjustment to TNHC Partners “Promote”	37

ARTICLE XIII. INVESTMENT REPRESENTATIONS		38

13.1	Representations	38

ARTICLE XIV. GENERAL		39

14.1	Further Assurances	39

14.2	Notices	39

14.3	Headings and Captions	40

14.4	Variance of Pronouns	40

14.5	Counterparts	40

14.6	Governing Law; Choice of Forum	40

14.7	Partition	40

14.8	Invalidity	40

14.9	Successors and Assigns	40

14.10	Legal Representation and Construction	41

14.11	Amendment	41

14.12	Entire Agreement	41

14.13	Confidentiality	41

14.14	Time of the Essence	42

14.15	No Third Party Beneficiaries	42

14.16	Exculpation	42

14.17	Public Announcements	42

EXHIBIT A	CAPITAL STRUCTURE

EXHIBIT B	EXISTING OFFICERS

EXHIBIT C	INSURANCE REQUIREMENTS

EXHIBIT D	FORM OF ASSIGNMENT OF MEMBERSHIP INTEREST

EXHIBIT E	FORM OF CERTIFICATE OF REPRESENTATIONS AND WARRANTIES

APPENDIX “1”	TAX APPENDIX

SCHEDULE 1	APPRAISAL PROCEDURES

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

THE NEW HOME COMPANY LLC

This Amended and Restated Limited Liability Company Agreement (this “Agreement”) of The New Home Company LLC, a Delaware limited liability company (the “Company”), is entered into as of August 18, 2010 by TNHC Partners LLC, a Delaware limited liability company (“TNHC Partners”), IHP Capital Partners VI, LLC, a Delaware limited liability company (“IHP”), and Watt/TNHC LLC, a California limited liability company (“Watt”) as the members (each a “Member” and collectively the “Members”) of the Company, with reference to the following facts:

A. The Certificate of Formation (the “Certificate”) of the Company was filed on June 25, 2009 with the Delaware Secretary of State.

B. The Limited Liability Company of The New Home Company LLC (the “Original Agreement”) was entered into as of August 26, 2009 by TNHC Partners as the sole Member.

C. Concurrently with the execution hereof, IHP and Watt are admitted as Members of the Company.

D. The Members now desire to amend and restate in its entirety the Original Agreement.

NOW, THEREFORE, in order to carry out their intent as expressed above and in consideration of the mutual agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree, and amend and restate the Original Agreement in its entirety, as follows:

ARTICLE I.

DEFINITIONS

1.1 Certain Definitions. As used in this Agreement and the Exhibits hereto, the following terms shall have the meanings set forth below:

“Act” shall mean the Delaware Limited Liability Company Act (6 Del. C. §18- 101 et seq.), as amended from time to time.

“Affiliate” shall mean with respect to any Person (i) any other Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with such Person, (ii) any other Person owning or controlling 10% or more of the outstanding voting securities of, or other ownership interests in, such Person, (iii) any officer, director or member of such Person and (iv) if such Person is an officer, director or member of any. company, the company (other than the Company and the Subsidiaries) for which such

Person acts in any such capacity. For purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Appraisal Notice” shall have the meaning set forth in Section 4.8.

“Appraised Value” shall mean the value of the Company assets as determined pursuant to the procedures set forth in Schedule 1 attached hereto less all Assumed Transaction Costs.

“Appraised Value Price” shall mean the amount of cash (which may not be less than zero) that would be distributed on account of the Departing Member’s Interest if the Company were dissolved and liquidated in accordance with this Agreement as if the Company assets were sold for their Appraised Value on the applicable Value Date.

“Appraised Value Sale Price Notice” shall mean a notice delivered by the Company to the Members setting forth the Appraised Value Price for the sale of any Interest in accordance with Section 4.8 of this Agreement.

“Approved Environmental Parameters” means that, subject to the following provisions and restrictions, the Company will prudently accept environmental exposure and potential liability in a manner consistent with overall industry standards applicable to homebuilders acting in a like manner under similar circumstances. Further, “Approved Environmental Parameters” means that the Company will not make investments in Properties with adverse environmental conditions unless: (i) the dollar value of the environmental risk associated with such environmental condition has been quantified (the parties acknowledging that any such quantification shall only be a good faith estimate and may not ultimately prove accurate); (ii) the cost of the Environmental Remediation of such environmental condition has been quantified (the parties acknowledging that any such quantifications shall only be good faith estimates and may not ultimately prove accurate); (iii) the environmental liability can be mitigated with measures already in place or to be implemented by the Company to effectively mitigate the risks to the Company associated with such environmental condition and projected to result in risk-adjusted rates of return contemplated by the Property’s proforma (the parties acknowledging that any such projections shall only be good faith estimates and may not ultimately prove accurate); (iv) any such potential environmental liability associated with such environmental condition is structured to be limited to only the entity holding title to the Property affected by such environmental condition, provided, however, that the Company and/or any Subsidiary may indemnify lenders, master developers and landowners against environmental liability in connection with the acquisition and financing of Properties; and (v) investing in the Property affected by such environmental condition does not expose the Company or any of its other assets to any potential liability beyond its investment (including without limitation equity, debt and related obligations such as guarantor liability and indemnitor liability) in the entity holding title to the Property affected by such environmental condition. In addition, “Approved Environmental Parameters” means that all environmental risks associated with such environmental condition will be appropriately mitigated by factors that may include, but are not limited to, specific Environmental Remediation, environmental insurance, indemnifications by creditworthy indemnitors, agreements with regulatory authorities, and the legal structure of ownership, all as determined by the Board of Managers. The appropriate level of environmental risks to be assumed and the appropriate mitigation measures to be employed shall be detailed in environmental guidelines and procedures to be adopted and maintained by the Board of Managers.

“Assumed Transaction Costs” shall mean the costs related to a customary and ordinary closing and related transaction costs that would normally be incurred in a sale of the Company assets. The Assumed Transaction Costs may include, to the extent applicable, brokers’ commissions, attorneys’ and accountants’ fees, escrow fees, and transfer taxes; provided, however, that in no event shall the Assumed Transaction Costs exceed two percent (2%) of the Current Book Value or Appraised Value, as applicable, of the Company prior to subtracting the Assumed Transaction Costs.

“Available Cash” shall mean, for any fiscal period, the excess, if any, of:

(A) the sum of (i) the amount of all cash receipts of the Company during such period from whatever source and (ii) any cash reserves of the Company existing at the start of such period over

(B) the sum of (x) all cash amounts paid or payable (without duplication) in such period on account of expenses and capital expenditures incurred in connection with the operation of the Company’s business (including, without limitation, general operating expenses, taxes and then due principal, amortization, fees, costs or interest on any debt of the Company, and (y) such cash reserves which may be required for the working capital and future needs of the Company in an amount approved by the Board of Managers.

“Bankruptcy” shall mean, with respect to the affected party, (i) the adjudication that such party is bankrupt or insolvent, or the entry of a final and nonappealable order for relief under the United States Code or any other applicable federal or state bankruptcy or insolvency law, (ii) the admission by such party of its inability to pay its debts as they mature, (iii) the making by it of an assignment for the benefit of creditors, (iv) the filing by it of a petition in bankruptcy or a petition for relief under the United States Code or any other applicable federal or state bankruptcy or insolvency law, (v) the expiration of sixty (60) days after the filing of an involuntary petition under of the United States Code, an application for the appointment of a receiver for the assets of such party, or an involuntary petition seeking liquidation, reorganization, arrangement or readjustment of its debts under any other federal or state insolvency law, provided that the same shall not have been vacated, set aside or stayed within such sixty (60)-day period, (vi) the imposition of a judicial or statutory lien on all or a substantial part of its assets unless such lien is discharged or vacated or the enforcement thereof stayed within sixty (60) days after its effective date, (vii) the filing by such party of an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of the nature described in clause (v) above, and (viii) the expiration of sixty (60) days after the commencement of any stay referred to in clause (v) or (vi) above, provided that the subject of such stay shall not have been vacated or set aside within such sixty (60)-day period.

“Board of Managers” shall mean, collectively, the Appointed Representatives appointed pursuant to Section 3.3.

“Board of Managers Impasse” shall exist if the Appointed Representative(s) of any Member (the “Impasse Member”) shall block the Required Board Approval of one or more of the Major Decisions set forth in Sections 3.2(b)(v)-(ix) and/or (xi)-(xxx) on three (3) or more occasions during any twelve (12) consecutive month period by voting no when all of the other Members entitled to vote thereon vote affirmatively.

“Book Value Price” shall mean the amount of cash (which may not be less than zero) that would be distributed on account of the Departing Member’s Interest if the Company were dissolved and liquidated in accordance with this Agreement as if the Company was sold for its then Current Book Value on the applicable Value Date.

“Book Value Sale Price Notice” shall mean a notice delivered by the Company to the Members setting forth the Book Value Price for the sale of any Interest in accordance with Section 4.8 of this Agreement.

“Breach of Due Care” means a failure to act in good faith, in the best interests of the Company, for the exclusive benefit of the Company, in compliance with the terms of this Agreement, without fraud, gross negligence or willful misconduct, and with the care, skill, prudence and diligence (including diligent inquiry) under the circumstances then prevailing that a prudent real estate professional experienced in such matters would use in the conduct of an enterprise of like character with like aims, which failure (except in the case of fraud or willful misconduct which are not subject to cure rights) has not been cured prior to the expiration of thirty (30) days from receipt of written notice of such default from the Company, and provided, further, that if such default is of a nature that cannot be cured within such thirty (30) day period that the cure is commenced within such thirty (30) day period and is diligently and continuously pursued to completion, such additional period for completion not to exceed sixty (60) days.

“Budget Year” shall mean each of a period beginning on January 1, 2010 and ending on December 31, 2010 and any successive calendar period thereafter.

“Business Day” shall mean any day other than a Saturday, Sunday or any other day on which banks in California are required or permitted to be closed.

“Business Plan” shall mean the annual master business plan for the Company which shall include the following:

(a) a narrative description of the Company’s anticipated business activities for the Budget Year and the following three (3) calendar years thereafter;

(b) a consolidated projection of net income and cash flow of the Company for the Budget Year and the following three (3) calendar years thereafter along with a projected balance sheet as of the end of the Budget Year and the end of the following three (3) calendar years thereafter, together with schedules summarizing projected unit activity for each respective year;

(c) for each Property, a projection of net income and cash flow for the Budget Year through the projected completion of the development and sale of the Property with a projected balance sheet as of the end of the Budget Year and the end of the following three (3) calendar years thereafter; and

(c) for the headquarters office and each Subsidiary of the Company, a schedule of projected general and administrative expenses and a schedule of projected capital expenditures.

Each new Business Plan for each Budget Year shall be submitted to the Board of Managers no later than November 15 of the year preceding each calendar year. The Business Plan may be amended or replaced from time to time with the approval of the Board of Managers. The Members acknowledge that the Company’s Business Plan for 2010 has been approved.

The Company shall not materially deviate from the approved Business Plan without approval of the Board of Managers; provided that if a Major Decision approved by the Board of Managers constitutes a material deviation from the existing approved Business Plan, no further approval shall be required for such deviation.

“Capital Contribution” when used with respect to any Member shall mean the amount of capital contributed by such Member to the Company in accordance with Sections 5.1 and 5.2.

“Capital Percentages” means the respective proportionate capital percentages of the Members set forth on Exhibit A attached hereto, that is, 33 1/3% with respect to TNHC Partners, 33 1/3% with respect to IHP and 33 1/3% with respect to Watt, subject to adjustment as set forth herein.

“Certificate of Formation” shall mean the Certificate of Formation of the Company which has been filed with the State of Delaware, as the same may hereafter be amended and/or restated from time to time.

“Chief Executive Officer” shall mean Mr. H. Lawrence Webb in his capacity as Chief Executive Officer of the Company, and any successor(s) to Mr. Webb appointed by the Board of Managers in accordance with the terms of this Agreement.

“Closing” shall have the meaning set forth in Section 4.8.

“Closing Date” shall have the meaning set forth in Section 4.8.

“Code” shall have the meaning ascribed thereto by the Tax Appendix attached hereto as Appendix “1”.

“Company Assets” shall mean all right, title and interest of the Company in and to the assets of the Company and any property (real or personal) or estate acquired in exchange therefor or in connection therewith.

“Current Book Value” shall mean the current book value of the Company (taking into account its ownership of all Subsidiaries) as determined in accordance with GAAP as of the applicable Value Date less all Assumed Transaction Costs.

“Default Rate” shall mean an interest rate of twenty percent (20%) per annum, compounded monthly, not to exceed the maximum rate permitted by law.

“Environmental Remediation” means (a) all those activities necessary to detect, investigate, remove, monitor, remediate, mitigate, safeguard the environment and public health from, and properly dispose of, Hazardous Materials, including without limitation obtaining all permits and filing all applications, notifications and other instruments required by law; (b) the removal of any remaining underground storage tanks; (c) all those actions necessary to achieve a “no further action” or closure status from all applicable regulatory and governmental agencies related to all removed and former underground storage tanks, without the imposition of institutional controls (such as deed restrictions); and (d) remediation of soil, improvements and water, disposal of materials and restoration of a Property such that the Property is in compliance with all applicable environmental laws (or, if there are no applicable environmental laws establishing remediation levels for such Hazardous Materials, to the remediation levels recommended by the environmental consultant for the Property), all as necessary to obtain, if required, written approval from all applicable regulatory and governmental agencies of the remediation levels achieved and, if the Property includes residential use, result in a finding of no significant health risk (without use of further mitigation measures) through the performance of an appropriate health risk assessment by the environmental consultant for the Property.

“Estate Planning Transfer” means a Transfer by an individual of all or a portion of his or her interest to either of the following (each, a “Trust”): (i) an inter vivos trust (i.e., a revocable living trust or family trust), established for the benefit of such individual and/or any member of his or her Immediate Family, or (ii) an irrevocable trust established for the primary benefit of such individual and/or such individual’s Immediate Family, provided that (A) the individual is either the sole trustee of the Trust or the individual and his or her spouse (as to each individual, his or her “Spouse”) are the only two (2) acting co-trustees of said Trust and, with respect to the interest, the individual retains sole management and control over all voting and approval rights associated with the interest transferred (whether as a “special trustee” or otherwise), and (B) the transferred interest remains subject to the terms and conditions of this Agreement. “Immediate Family” shall mean an individual’s Spouse, children and grandchildren (including legally adopted children).

“Extraordinary Transaction” shall mean, with respect to any Person, the occurrence of one or more of the following events: (i) a merger, consolidation or other combination with or into another Person; (ii) the direct or indirect sale, lease, exchange or other transfer of all or substantially all of its assets in one transaction or a series of related transactions; (iii) any reclassification, recapitalization or change of its outstanding equity interests; or (iv) the adoption of any plan of liquidation or dissolution of such Person.

“Final Sale Price Notice” shall have the meaning set forth in Section 4.8.

“Final Settlement Date” shall have the meaning set forth in Section 4.8.

“Fiscal Year” shall mean the fiscal year of the Company, which shall be the calendar year or such other year as may be required by the Code; but upon termination of the Company, “Fiscal Year” shall mean the period from the end of the last preceding Fiscal Year to the date of such termination.

“GAAP” shall mean generally accepted accounting principles.

“Group” means the Appointed Representatives to the Board of Managers appointed by a Member as set forth in Section 3.3(c), below, which shall initially include the TNHC Partners Group, Watt Group and IHP Group.

“Hazardous Materials” shall mean (a) any flammable, explosive or radioactive materials, chemical substances, pollutants, contaminants or hazardous or toxic wastes, materials or substances or related materials whether solid, liquid or gaseous in nature, including, without limitation, substances defined as “hazardous substances,” “hazardous materials,” “toxic substances” or “solid waste” in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sec. 9601, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 5101, et seq.; the Toxic Substances Control Act, 15 U.S.C., Section 2601, et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901, et seq.; and in the regulations adopted and publications promulgated pursuant to said laws; (b) those substances listed in the United States Department of Transportation Table (49 C.F.R. 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 C.F.R. Part 302 and amendments thereto); (c) those substances defined as “hazardous wastes,” “hazardous substances” or “toxic substances” in any similar federal, state or local laws or in the regulations adopted and publications promulgated pursuant to any of the foregoing laws or which otherwise are regulated for purposes of protecting the environment or human health by any governmental authority, agency, department, commission, board or instrumentality of the United States of America, the State in which the applicable Property is located or any political subdivision thereof; (d) any pollutant or contaminant or hazardous, dangerous or toxic chemicals, materials, or substances within the meaning of any other applicable federal, state, or local law, regulation, ordinance, or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic, or dangerous waste, substance or material all as amended; (e) petroleum or any by-products thereof; (f) any radioactive material, including any source, special nuclear or by-product material as defined at 42 U.S.C. Sections 2011 et seq., as amended, and in the regulations adopted and publications promulgated pursuant to said law; (g) asbestos in any form or condition; (h) polychlorinated biphenyls; (i) radon; or (j) mold or fungi known to cause harm to human health.

“Impasse Member” shall have the meaning set forth in the definition for “Board of Manager Impasse” set forth above.

“Indebtedness” shall mean, with respect to any Person,

(i) all indebtedness and obligations of or assumed by such Person in respect of money borrowed (including any indebtedness which is non-recourse to the credit of such Person but which is secured by a Lien on any asset of such Person) or evidenced by a promissory note, bond, debenture, letter of credit reimbursement agreement or other written obligations to pay money for borrowed money;

(ii) any indebtedness or obligation of others secured by a Lien on any asset of such Person, whether or not such indebtedness or obligation is assumed by such Person;

(iii) any guaranty, endorsement, suretyship or other undertaking pursuant to which such Person may be liable on account of any obligation of any third party other than a Subsidiary;

(iv) indebtedness for the deferred purchase price of property or services;

(v) obligations of such Person incurred in connection with entering into a lease which, in accordance with GAAP, should be capitalized (but excluding leases which provide for terms of seven (7) years or less); and

(vi) the indebtedness or obligations of a partnership or joint venture in which such Person is a general partner or joint venturer and for which consolidation is required pursuant to GAAP. Indebtedness shall exclude customary subdivision improvement bonds.

“Indemnified Parties” shall have the meaning set forth in Section 4.4.

“Interest” shall mean the entire interest of a Member in the Company at any particular time, together with the right of such Member to any and all benefits to which a Member may be entitled as provided in this Agreement, and together with the obligations of such Member to comply with all the terms and provisions of this Agreement. The foregoing definition of “Interest” is intended to comply with the definition of “limited liability company interest” as set forth in Section 18-101 of the Act, and shall be interpreted consistently therewith.

“IRS” shall mean the Internal Revenue Service.

“Lien” shall mean any lien, mortgage, charge, restriction, option, right of first refusal or offer, contractual restriction on transfer, security interest, tax lien, pledge, encumbrance, conditional sale or title retention arrangement, or any other claim of any kind or nature against any Property securing any Indebtedness, or any agreement to create or confer any of the foregoing, in each case whether arising by agreement or under any statute or law or otherwise.

“Major Decisions” shall have the meaning set forth in Section 3.2(b).

“Majority in Interest” shall mean one or more Members holding more than 50% of the total Percentage Interests of the Members entitled to vote on such matter.

“Members” shall mean TNHC Partners, IHP and Watt, their successors and permitted assigns and any other members admitted to the Company in accordance with Article VIII.

“New Member” shall mean any Member other than the Present Members. The admission of a New Member and the Interest to be issued to a New Member shall be a Major Decision.

“Officers” shall mean the Chief Executive Officer and such other officers of the Company and its Subsidiaries as shall from time to time be appointed by the Board of Managers hereunder until such time as any such Officer is removed in accordance with the terms of this Agreement.

“Organizational Document” of a Person shall mean (i) with respect to a corporation, such Person’s certificate of incorporation and by-laws, and any shareholder agreement, voting trust or similar arrangement applicable to any of such Person’s authorized shares of capital stock, (ii) with respect to a partnership, such Person’s certificate of limited partnership and partnership agreement, (iii) with respect to a limited liability company, such Person’s certificate of formation and limited liability company operating agreement, or (iv) with respect to a trust, the declaration of trust or other trust agreement.

“Percentage Interests” means 50% with respect to TNHC Partners, 25% with respect to IHP and 25% with respect to Watt, subject to adjustment as set forth herein.

“Person” shall mean any individual, partnership, corporation, limited liability company, trust or other legal entity.

“Present Members” shall mean TNHC Partners, IHP and Watt.

“Promote” shall mean a portion of TNHC Partners’ Percentage Interest equal to the difference between its Percentage Interest and its Capital Percentage. Initially, the Promote is equal to 16 2/3%.

“Property” and “Properties” shall have the meanings set forth in Section 2.4(a).

“Property Loan” shall mean any bridge, permanent or construction financing obtained by the Company or any of its Subsidiaries in accordance with the provisions hereof relating to one or more Properties which may be secured by a mortgage, or similar security in the nature of a mortgage, on such Properties, and which is to be entered into for the purpose of financing the acquisition, construction, development, and/or operation of such Properties.

“Purchasing Member(s)” shall have the meaning set forth in Section 4.8.

“Required Board Approval” shall mean:

(i) with respect to any matter constituting a Unanimous Decision, the approval of Groups representing all of the Members entitled to vote on such matter,

(ii) with respect to any matter constituting a Major Decision or any other matter requiring the approval of the Board of Managers hereunder (except a Unanimous Decision), the approval of Groups representing a Super-Majority in Interest.

For purposes of determining approvals, the following shall apply:

(A) The approval of any one (1) Appointed Representative of a Group other than the TNHC Partners Group shall be deemed the approval of such Group and the written approval as set forth in a duly executed resolution of the Board of Managers of any one (1) Appointed Representative of a Group other than the TNHC Partners Group shall be deemed the approval of such Group.

(B) For purposes of determining affirmative approvals by the TNHC Partners Group, the approval of a simple majority of the Appointed Representatives of the TNHC Partners Group entitled to vote shall be deemed the approval of such Group and the written approval as set forth in a duly executed resolution of the Board of Managers of a simple majority of the Appointed Representatives of the TNHC Partners Group entitled to vote shall be deemed the approval of such Group; provided however, that (1) if the approval is in connection with the removal pursuant to Section 3.2 (b)(xx) of an Officer who is also an Appointed Representative, such Appointed Representative shall not be entitled to vote on such approval, and (2) if the Appointed Representatives of TNHC Partners entitled to vote are evenly divided on a Unanimous Decision or Major Decision, the TNHC Partners Group shall be deemed to have abstained and any Required Board Approval on such Unanimous Decision or Major Decision shall require the unanimous approval of the other Groups.

“Sale Price” shall mean the Appraised Value Price or the Book Value Price, as applicable, to be paid for the Departing Member’s Interest pursuant to Section 4.8.

“Subsidiary” shall mean any entity or entities, as applicable, in which the Company owns a direct or indirect interest, whether such interest is a sole interest, through a joint venture, or otherwise.

“Substituted Member” shall mean any Person admitted to the Company as a Member pursuant to the provisions of Section 8.3.

“Super-Majority in Interest” shall mean one or more Members holding at least 85% of the total Percentage Interests of the Members entitled to vote on such matter.

“Transfer” shall have the meaning set forth in Section 8.1.

“Unanimous Decisions” shall have the meaning set forth in Section 3.2(a).

“Value Date” shall have the meaning set forth in Section 4.8.

1.2 Terms Generally. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article have the meanings assigned to them in this Article and include both the plural and the singular;

(b) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; and

(c) All references to Articles, Sections, clauses, other subdivisions, and Exhibits unless otherwise identified shall be deemed references to Articles, Sections, other subdivisions, and Exhibits of or to this Agreement and any such Exhibits shall be incorporated herein by reference.

(d) the words “including” and “include” and other words of similar import shall be deemed to be followed by the phrase “without limitation.”

ARTICLE II.

THE COMPANY AND ITS BUSINESS

2.1 Company Name. The name of the Company is The New Home Company LLC.

2.2 Term. The term of the Company shall continue in full force and effect until terminated or dissolved as hereinafter provided.

2.3 Filing of Certificate and Amendments. The Certificate was filed with the Secretary of State of Delaware. The Company shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in California or any other jurisdiction in which the Company does business.

2.4 Purpose and Business; Powers; Scope of Members’ Authority

(a) The business of the Company (the “Company Business”) shall be directly or indirectly acquiring, investing in, making and obtaining loans with respect to, improving, holding, owning, developing, constructing, encumbering, selling, managing, operating and otherwise using residential real properties (which may have ancillary commercial components) (each real property owned by the Company or one of its Subsidiaries (as defined below), together with all improvements thereon and personal property owned by the Company or its Subsidiaries related thereto, a “Property,”). The Company is empowered, subject to specified terms of this Agreement, to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Company and its Subsidiaries, including full power and authority, directly or through its Subsidiaries, to enter into, perform and carry out contracts of any kind, borrow money and issue evidences of indebtedness whether or not secured by mortgage, deed of trust, pledge or other lien, acquire, own, manage, improve and develop any Property, and lease, sell, transfer and dispose of any Property.

(b) No Member shall have any authority to bind or act for, or assume any obligations or responsibility on behalf of, any other Member. Neither the Company nor any Member shall, by virtue of executing this Agreement, be responsible or liable for any indebtedness or obligation of the other Members or otherwise relating to any Property or

Company Assets incurred or arising either before or after the execution of the Original Agreement, except that the Company (but not any Member) shall be responsible and liable for those responsibilities, liabilities, indebtedness, or obligations expressly assumed by the Company or incurred by the Company.

2.5 Principal Office: Registered Agent. The principal place of business of the Company within the State of California shall be 95 Enterprise, Suite 325, Aliso Viejo, CA 92656. The Company may change and locate its places of business and registered office at any other place or places as the Board of Managers may from time to time determine. For purposes of Section 18-104(a)(1) of the Act, the registered office of the Company is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, and the name of its initial registered agent at such address shall be The Corporation Trust Company. The registered office and registered agent may be changed with the approval of the Board of Managers from time to time by filing the address of the new registered office and/or the name of the new registered agent with the Delaware Secretary of State pursuant to the Act.

2.6 Names and Addresses of Members. The names and addresses of the Present Members are as follows:

TNHC Partners LLC

95 Enterprise, Suite 325

Aliso Viejo, CA 92656

IHP Capital Partners VI, LLC

19800 MacArthur Blvd., Suite 700

Irvine, CA 92612

Watt/TNHC LLC

2716 Ocean Park Blvd., Suite 2030

Santa Monica, CA 90405

2.7 Representation and Warranty. TNHC Partners has previously delivered to IHP and Watt copies (including all of the respective notes thereto) of the consolidated financial statements as of December 31, 2009 and March 31, 2010 of the Company and its Subsidiaries (collectively, the “Financial Statements”). TNHC Partners hereby represents and warrants to IHP and Watt that the Financial Statements (including the notes thereto) to the actual knowledge of TNHC Partners, (a) fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the dates and for the periods indicated therein, (b) were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto), (c) were complete in all material respects as of their respective dates, and (d) make full and adequate disclosure of, and provision for, all material liabilities and obligations of the Company and its Subsidiaries as of the dates thereof as required by GAAP.

ARTICLE III.

MANAGEMENT OF COMPANY BUSINESS;

MAJOR DECISIONS

3.1 Management and Control.

(a) The business and affairs of the Company shall be managed under the direction of the Board of Managers and such committees (each, a “Committee”) to which the Board of Managers may delegate power and authority pursuant to this Agreement. Without limiting the foregoing, the Board of Managers shall (i) have the right, power and authority to conduct the business and affairs of the Company (whether for the Company itself or where the Company is acting in its capacity as a direct or indirect member, manager, partner or owner of any Subsidiary) and to do all things necessary to carry On the business of the Company, and (ii) be authorized to take any action of any kind and to do anything and everything the Board of Managers deems necessary or appropriate in accordance with the provisions of this Agreement and applicable law. Subject to the provisions of this Agreement, the Board of Managers shall have all power and authority as is afforded to the managers of a limited liability company under the Act. Approval of or action taken by the Board of Managers with Required Board Approval in accordance with terms of this Agreement shall constitute approval of, or action by, the Company and shall be binding on the Company and its Members. Except as may be expressly permitted pursuant to the terms of this Agreement, no act shall be taken, sum expended, decision made or obligation incurred by the Company (in its own behalf or in its capacity as a member, manager, partner or other equity holder of any Subsidiary) or the Board of Managers, unless and until the Required Board Approval shall have been obtained pursuant to and in accordance with this Agreement. No Member shall have the power or authority to act for or on behalf of the Company except as may otherwise expressly be set forth herein. The provisions of this Agreement relating to the management and control of the business and affairs of the Company shall also be construed to be fully applicable to the management and control of each Subsidiary.

(b) Without limiting the provisions of Section 3.1 (a), the Board of Managers may delegate to the Chief Executive Officer and other Officers, such powers, authority, duties and responsibilities as it shall deem necessary or appropriate, as may be set forth in a written delegation of authority. Any person or entity dealing with the Company (and any Subsidiary) may conclusively presume that an Officer specified in such a written delegation of authority as having the appropriate authority who executes agreements, instruments or other documents on behalf of the Company or any Subsidiary has the full power and authority to do so and each such document shall, for all purposes, be duly authorized, executed and delivered by the Company or Subsidiary, as applicable, upon execution by such Officer.

3.2 Decisions Requiring Approval of the Board of Managers. Subject to the terms hereof, the Board of Managers is hereby granted the sole and exclusive right (unless otherwise delegated), power and authority to make all decisions on behalf of the Company and, to the extent applicable, its Subsidiaries, and is hereby authorized to designate an authorized signatory to execute and deliver on behalf of the Company (or to cause an Officer to so execute and deliver) any and all such contracts, certificates, agreements, instruments and other documents, and to take any such action, as the Board of Managers deems necessary or appropriate. Except as may be expressly permitted pursuant to the terms of this Agreement, no act shall be taken, sum expended, decision made or obligation incurred by the Company (in its own behalf or in its capacity as a member, partner or other equity holder of any Subsidiary), the Board of Managers or the Officers with respect to a matter within the scope of any of the Unanimous Decisions or Major Decisions, unless and until the Required Board Approval shall have been obtained pursuant to and in accordance with this Agreement. If any matter requiring approval of the Board of Managers has received Required Board Approval, no further approval by the Board of Managers shall be required; for purposes of example only, if a Major Decision is specifically identified as approved in an approved Business Plan, such Major Decision has received Required Board Approval and shall not require any additional approval. The Board of Managers, upon the Required Board Approval, may delegate to committees of the Board of Managers the authority to make any Major Decision set forth in Sections 3.2(b)(x) – (xxx).

(a) The “Unanimous Decisions” are:

(i) appointing the Chief Executive Officer of the Company, provided that the Members acknowledge that the appointment of H. Lawrence Webb as Chief Executive Officer of the Company has been approved; and provided, further, that if the Board of Managers is unable to agree upon a new Chief Executive Officer within three (3) months after a vacancy occurs in such office, then the Company shall cease new investments and wind down its operations in an orderly fashion as determined by the Board of Managers;

(ii) removing the Chief Executive Officer of the Company;

(iii) commencing any litigation by the Company or any of its Subsidiaries if the amount in dispute is in excess of Five Hundred Thousand Dollars ($500,000.00);

(iv) compromising or settling any claim or confessing a judgment against the Company or any of its Subsidiaries if the net amount of the settlement or judgment in excess of any insurance proceeds available to pay such settlement or judgment after taking into account any applicable deductible, is greater than (x) Two Hundred Fifty Thousand Dollars ($250,000) with respect to any individual claim or group of related claims; or (y) Five Hundred Thousand Dollars ($500,000) in the aggregate with respect to all claims over a trailing twelve (12) month period;

(v) acquiring a Property which does not comply with the Approved Environmental Parameters;

(vi) selecting an environmental consultant or contractor to be engaged by the Company or any Subsidiary (which may be in the form of a pre-approved list of consultants and/or contractors), provided that after selection of any environmental consultant or contractor, the successor entity to any such environmental consultant or contractor shall also be deemed to be approved;

(vii) causing the Company or any Subsidiary to materially deviate from the insurance requirements referenced in Section 4.7;

(viii) terminating and dissolving the Company;

(ix) causing the Company to materially deviate from the following covenants:

(A) After the Capital Contributions of TNHC Partners, IHP and Watt pursuant to Sections 5.1 and 5.2 have been made, the Company shall maintain a minimum net worth of $27,500,000, provided, however, that if the initial New Member is admitted as set forth in Section 10.1, the Company shall maintain a minimum net worth of $37,500,000 after the Capital Contributions of TNHC Partners, IHP, Watt and such initial New Member have been made pursuant to Sections 5.1 and 5.2;

(B) The Company shall not incur Property Loans and unsecured loans from third parties in aggregate principal amount exceeding the sum of (i) the net worth of the Company and its Subsidiaries, plus (ii) committed but unfunded capital; and

(C) The Company shall retain no less than 50% of its pretax earnings (except at such time as the Company is winding down);

(x) The determination pursuant to Section 10.3 not to engage an investment banker or advisor after the delivery of a “Liquidity Notice”;

(xi) The determination pursuant to Section 10.3 to continue the business of the Company after the delivery of a “Liquidity Notice”; and

(xii) any other matter expressly referenced as a Unanimous Decision hereunder.

(b) The “Major Decisions” are:

(i) causing the Company or any Subsidiary to commence or otherwise engage in any activity that materially deviates from the Company Business as set forth in this Agreement (which for purposes hereof shall include the disposition of the Company Business) or commencing operations within the nature of the Company Business in any state or country in which the Company does not have operations as of the date hereof;

(ii) subject to the requirements of Section 14.11, taking any action in contravention of, modifying or waiving the provisions of this Agreement, taking any action in contravention of, amending, modifying or waiving the provisions of the Certificate of Formation, or taking any action in contravention of, amending, modifying or waiving the provisions of any Organizational Documents for any Subsidiary;

(iii) contributing cash or other property to the Company other than Capital Contributions permitted by Sections 5.1 and 5.2;

(iv) instituting proceedings to adjudicate the Company a bankrupt, or consent to the filing of a bankruptcy proceeding against the Company, or file a petition or answer or consent seeking reorganization of the Company under the Federal Bankruptcy Act or any other similar applicable federal or state law, or consent to the filing of any such petition against the Company, or consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or of its property, or make an assignment for the benefit of creditors of the Company, or admit the Company’s inability to pay its debts generally as they become due;

(v) selling, transferring or otherwise disposing of all or substantially all of the Company Assets;

(vi) approving the admission to the Company of a successor or a new Member of the Company, or designating or approving the classification of any new class of interests issued to a new Member of the Company;

(vii) approving or entering into an Extraordinary Transaction with respect to the Company or any Subsidiary or redeeming or purchasing any Interest or any portion thereof (or taking any action which has substantially the same effect or commits the Company or any Subsidiary to do any of the foregoing);

(viii) issuing any debt or equity securities of, the Company (or any Subsidiary) in a public or private offering or otherwise (except for issuances of equity to the Company by a Subsidiary of the Company, intercompany debt among the Company and one or more Subsidiaries, and all Project Loans), or taking any action which has substantially the same effect or commits the Company or any Subsidiary to any of the foregoing; approving any document (including any amendment, supplement or other modification) containing or evidencing any material modification of any term of any such issuance which was previously approved by the Board of Managers;

(ix) approving any Business Plan or, except as expressly provided in this Agreement or in any duly approved resolution of the Board of Managers, approving any amendment or replacement of any such approved Business Plan;

(x) subject to the provisions of Section 5.2 (c), making a call for capital other than in conformance with an approved Business Plan;

(xi) determining the minimum cash reserves for the Company;

(xii) selecting or varying depreciation and accounting methods which would have a material effect on the income, loss, gain or deduction of the Company or any of its Subsidiaries and making any other material decisions, elections, settlements or compromises with respect to federal, state, local or foreign tax matters, tax controversies (whether judicial or administrative) or other tax related purposes;

(xiii) except as set forth in a Business Plan approved by the Board of Managers or as may be delegated in writing to one or more of the Officers, directly or indirectly selling, transferring or otherwise disposing of all or any material portion of any Property or any Subsidiary (but excluding sales of residential units and other assets of the Company, dedications, grants of easements and similar conveyances to homeowner associations, public utilities and public and quasi-public entities, creation of Mello-Roos Districts, Community Facilities Districts and other public financing vehicles and other transactions in the ordinary course of business);

(xiv) except as set forth in a Business Plan approved by the Board of Managers, extending credit, making loans or becoming or acting as a surety, guarantor, endorser or accommodation endorser (or materially modifying any obligations relating to the foregoing), except (a) in connection with negotiating checks or other instruments received by the Company (or any Subsidiary), (b) in connection with the obtaining of Property Loans, (c) in connection with customary subdivision improvement bonds, (d) in connection with intercompany debt among the Company and one or more Subsidiaries, or (e) otherwise in accordance with an approved Business Plan;

(xv) selecting the certified public accounting firm engaged by the Company;

(xvi) except as set forth in an approved Business Plan, obtaining financing for, or otherwise incurring any Indebtedness, for the Company or any assets of the Company (or any Subsidiary for which consolidation is required under GAAP) or encumbering, hypothecating or pledging all or any material portion of any Property or any Subsidiary for which consolidation is required under GAAP or any interest in any of the foregoing, except for unsecured loans for working capital and Property Loans and other financing of the operations of the Company (or any Subsidiary) set forth in a Business Plan, intercompany debt among the Company and one or more Subsidiaries, or otherwise approved by the Board of Managers; approving any document (including any amendment, supplement or other modification) containing or evidencing any material modification of any term of any such financing or encumbrance which previously required approval by the Board of Managers; or approving the terms of a workout of any such financing with the lender thereof. For purposes of clarification, the Members acknowledge that no approval by the Board of Managers of the form of documentation of such financing or other Indebtedness is required so long as the general parameters of such financing or other Indebtedness are set forth in an Approved Business Plan or is otherwise approved by the Board of Managers;

(xvii) acquiring any land or other real property (including any real property subject to financing) or interests in entities owning land or other real property;

(xviii) except for the Employment Agreements set forth herein, entering into any agreement, understanding or contract with a Member of the Company or with any Affiliate of a Member, other than as specifically provided for and in accordance with the terms set forth in this Agreement or the approved Business Plan or as otherwise approved by the Board of Managers; provided, however, that with respect to any such agreements, understandings and contracts with a Member or its Affiliate, such Member shall take no part in the negotiation, amendment, modification, termination or enforcement of such agreements, understandings and contracts on behalf of the Company;

(xix) appointing the Chief Operating Officer and Chief Financial Officer of the Company, and one or more Subsidiary Presidents, provided, however, that the Chief Executive Officer shall have the authority to appoint all other levels of Officers of the Company and the Subsidiaries without obtaining approval of the Board of Managers. In addition, the Board of Managers may designate levels of Officers which may be appointed by one or more other Officers. The Members acknowledge that the appointments of the existing Officers set forth on Exhibit B have been approved by the Board of Managers;

(xx) removing the Chief Operating Officer or Chief Financial Officer of the Company, or any Subsidiary President, as an Officer, provided, however, that the Chief Executive Officer shall have the authority to remove any other Officers and employees of the Company and the Subsidiaries without obtaining approval of the Board of Managers. In addition, the Board of Managers may designate levels of Officers (other than the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer of the Company, or any Subsidiary President) and employees which may be removed by one or more other Officers. The Members agree and acknowledge that the removal of any of Wayne J. Stelmar, Joseph D. Davis or Thomas Redwitz from their current positions as Officers is a Unanimous Decision except in the event of a Breach of Due Care by such individual, in which case the removal of such individual is a Major Decision;

(xxi) entering into a joint venture or similar arrangement or otherwise making an investment in any Person or entity (excluding cash management in the ordinary course of business);

(xxii) entering into any contract or agreement providing for the Company or any Subsidiary to be a lessee or lessor, except that the Officers may enter into contracts or agreements pursuant to which the Company will be the lessee which provide for a terms of seven (7) years or less;

(xxiii) establishing any employee benefit plan of or incentive compensation payable by the Company or its Subsidiaries or modifying, in any material respect, any existing employee benefit plan of or incentive compensation payable by the Company or its Subsidiaries;

(xxiv) making any distribution or any other payment of cash or other property of the Company or any Subsidiary to any Member except for payments specifically provided for in a relevant Business Plan;

(xxv) entering into, amending or modifying a written employment agreement, including the terms of compensation (“Employment Agreement”) with a Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, and one or more Subsidiary Presidents, other than as specifically provided for and in accordance with the terms set forth in the Business Plan or otherwise approved by the Board of Managers; provided that the Employment Agreements of H. Lawrence Webb, Wayne J. Stelmar, Joseph D. Davis and Thomas Redwitz dated August 17, 2010 are hereby approved by the Board of Managers;

(xxvi) instituting proceedings to adjudicate any Subsidiary a bankrupt, or consent to the filing of a bankruptcy proceeding against any Subsidiary, or file a petition or answer or consent seeking reorganization of any Subsidiary under the Federal Bankruptcy Act or any other similar applicable federal or state law, or consent to the filing of any such petition against any Subsidiary, or consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of any Subsidiary or of its property, or make an assignment for the benefit of creditors of any Subsidiary, or admit any Subsidiary’s inability to pay its debts generally as they become due;

(xxvii) approving the admission to any Subsidiary of a successor or an additional joint venturer or member or other equity owner;

(xxviii) forming any Subsidiary of the Company;

(xxix) the delay of the effective date of the “Liquidity Notice” pursuant to Section 10.3; and

(xxx) any other matter expressly referenced as a Major Decision hereunder.

The Board of Managers, upon the Required Board Approval, may by means of written delegations of authority entered into from time to time make any Major Decision set forth in Sections 3.2(b)(x) – (xxx) a decision within the scope of the authority of one or more of the Officers.

3.3 Board of Managers.

(a) Subject to the terms hereof, the Board of Managers is hereby granted the sole and exclusive right (unless otherwise delegated), power and authority to make all Major Decisions on behalf of the Company and its Subsidiaries, and is hereby authorized to designate an authorized signatory to execute and deliver on behalf of the Company (or to cause an Officer to so execute and deliver) any and all such contracts, certificates, agreements, instruments and other documents, and to take any such action, as the Board of Managers deems necessary or appropriate.

(b) Unless and until a new Business Plan shall be established, the Company shall operate under the most recent Business Plan. The Board of Managers will meet promptly after the submission of a Business Plan or proposed amendment or replacement thereto with the object of reaching some conclusion thereon within not later than thirty (30) days after the submission of the same.

(c) (i) The Board of Managers shall be comprised of representatives of each Member (“Appointed Representatives”) as follows: TNHC Partners shall have the right to appoint not more than four (4) Appointed Representatives, IHP shall have the right to appoint one (1) Appointed Representative and Watt shall have the right to appoint one (1) Appointed Representative. In addition, each Member may have one or more non-voting observers attending any meeting of the Board of Managers. For avoidance of doubt, any Member may designate multiple individuals to serve as its Appointed Representative(s) (including without limitation in connection with execution of written consents and attendance at meetings), provided that at the beginning of each meeting of the Board of Managers, the specific individual(s) serving as such Member’s Appointed Representative(s) at such meeting are identified and any other such individuals attending the meeting shall attend as non-voting observers.

(ii) Each Appointed Representative shall serve from the date of appointment until such Appointed Representative dies or resigns or is removed by the Member which appointed such Appointed Representative. An Appointed Representative may resign at any time upon written notice to the Company.

(d) The Board of Managers shall act with respect to all matters (whether to approve any Unanimous Decision or Major Decision or to exercise any other right or to grant any consent or approval accorded to the Board of Managers hereunder) by Required Board Approval. For avoidance of doubt, no matter may be approved and no action taken by the Board of Managers without Required Board Approval.

(e) (i) The Board of Managers shall meet as determined by the Board of Managers. A meeting of the Board of Managers may be called by any Member on at least five (5) Business Days’ prior written notice of time and place of such meeting; provided, however, that such notice requirement shall be deemed waived by any Member whose Appointed Representative is present (either in person or by proxy) at the commencement of any meeting. Meetings may be held at any place designated from time to time by the Company, including meetings by telephone conference or electronic means. Any Appointed Representative may grant a proxy to any other individual. The presence of Appointed Representatives representing a Majority in Interest, present in person (or by telephone) and/or represented by proxy at the meeting (or by telephone), shall constitute a quorum at a meeting of the Board of Managers. (For purposes of clarification, the presence of a quorum shall not affect the number of votes that would be necessary to approve or take any action.)

(ii) Actions taken or approved by the Board of Managers will be evidenced by a written resolution approved in writing by the Appointed Representatives required to constitute the Required Board Approval, it being understood and agreed that until such time as such resolution shall have been so approved in writing the Company shall not take any action with respect to such matter.

(iii) Any action required or permitted to be taken at a meeting of the Board of Managers may be taken without a meeting if a written consent setting forth the action so taken is signed (by either manual or facsimile signature or by signature delivered by email) by the Appointed Representatives required to constitute the Required Board Approval. Any such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of such Appointed Representatives. An action so taken shall be deemed to have been taken at a meeting held on the effective date specified in such consent. Copies of all such written consents shall be sent to each Member.

(iv) Each Appointed Representative shall be entitled to reimbursement by the Company of reasonable travel expenses (including hotel and food expenses) incurred on Company business as approved by the Board of Managers. The Appointed Representatives shall not be entitled to receive any other compensation or reimbursement in respect of their position as an Appointed Representative.

3.4 Members Shall Not Have Power to Bind Company. No Member shall transact business for the Company nor shall any Member have the power or authority to sign, act for or bind the Company, all of such powers being vested solely and exclusively in the Board of Managers and the Officers, to the extent provided herein or delegated by the Board of Managers pursuant to this Agreement.

ARTICLE IV.

RIGHTS AND DUTIES OF MEMBERS/TAX MATTERS MEMBER/PURCHASE OPTION

4.1 Use of Company Property. No Member shall make use of the funds or property of the Company or any Subsidiary, or assign its rights to specific Company property except as otherwise specifically permitted by this Agreement.

4.2 Member Voting Rights. The Members shall have the right to vote on all matters requiring the vote of the Members hereunder. Each Member shall have a vote proportionate to such Member’s Percentage Interest.

4.3 Member Meetings.

(a) Meetings of the Members may be called for any purpose at any time by any Member.

(b) A written notice of any meeting shall be given to each Member by the Members calling such meeting, not less than five (5) Business Days before the date of the meeting. The notice shall state the place (which shall be at the principal office of the Company), date and hour of the meeting, and the general nature of the business to be transacted.

(c) Meetings may also be held telephonically, in which case, the notice shall specify the method for participating telephonically (e.g. telephone conference number and dial in code) in lieu of the place for such meeting.

(d) The transactions of any meeting of the Members, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, either before or after the meeting, if the Members entitled to vote, not present in person or by proxy, sign a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof.

(e) All waivers, consents and Approvals shall be filed with the Company records or made a part of the minutes of the meeting. Attendance of a Member at a meeting in person or by telephone shall constitute a waiver of notice of the meeting, except when the Member objects at the beginning of the meeting. Neither the business to be transacted nor the purpose of any meeting of the Members need be specified in any written waiver of notice.

(f) A Majority in Interest, present in person (or by telephone) and/or represented by proxy at the meeting (or by telephone), shall constitute a quorum at a meeting of Members. (For purposes of clarification, the presence of a quorum shall not affect the number of votes that would be necessary to approve or take any action.)

(g) Any action which may be taken at a meeting of the Members may be taken without a meeting if a consent in writing, setting forth the action so taken, is approved by Members having not less than the minimum number of votes that would be necessary to approve or take such action at a meeting at which all Members entitled to vote thereon were present and voted. If the Members are requested to approve a matter without a meeting, each Member shall be given notice of the motion to be approved in the same manner as described above with respect to an actual meeting. Any action taken without a meeting shall be effective immediately after the required minimum number of Members have signed the consent. For avoidance of doubt, any action constituting a Unanimous Decision or Major Decision shall require the Required Board Approval of the Board of Managers as set forth herein.

4.4 Exculpation and Indemnification.

(a) None of the Members, the Appointed Representatives, the Officers or any of the direct or indirect partners, managers, trustees, shareholders, members, officers, directors, agents, attorneys, employees and controlling persons (if any) of the Members, as the case may be (the “Indemnified Parties”) shall be liable, responsible or accountable in damages or otherwise to the Company, any third party or to any Member for (i) any act performed or omission reasonably believed, in good faith, by such Indemnified Party to be within the scope of the authority conferred on the Indemnified Party by this Agreement or otherwise by the Board of Managers except for the gross negligence, fraud or willful misconduct of any Indemnified Party in carrying out its obligations hereunder, (ii) the Indemnified Party’s performance of, or failure to perform, any act in the reasonable reliance on advice of legal counsel to the Company or (iii) the negligence, dishonesty or bad faith of any agent, consultant or broker of the Company selected, engaged or retained in good faith and with reasonable prudence. The Company shall defend, indemnify and hold harmless each Indemnified Party from any claim, loss, liability, damages, obligation, cause of action and expense (including reasonable attorneys fees) (“Claim”) sustained by such Person (as defined below) by reason of any act reasonably believed by such Person to be within the scope of the authority conferred on the Indemnified Party by this Agreement or otherwise by the Board of Managers except for the gross negligence, fraud or willful misconduct of any Indemnified Party in carrying out its obligations hereunder. The indemnities provided for in this Agreement shall not be construed to limit or diminish the coverage of any Indemnified Party under any insurance obtained by the Company. Payment shall not be a condition precedent to any indemnification provided in this Agreement.

(b) Each indemnity provided for under this Agreement shall be subject to the following provisions:

(i) The indemnity shall cover the costs and expenses of the Indemnified Party, including reasonable attorneys’ fees and court costs, related to any actions, suits or judgments incident to any of the matters covered by such indemnity.

(ii) The Indemnified Party shall notify the Company of any Claim against the Indemnified Party covered by the indemnity within forty-five (45) days after the Indemnified Party has notice of such Claim, but failure to notify the Company shall in no case prejudice the rights of the Indemnified Party under this Agreement unless the Company shall be prejudiced by such failure and then only to the extent the Company shall be prejudiced by such failure. Should the Company fail to discharge or undertake to defend the Indemnified Party against such liability upon learning of the same, then the Indemnified Party may settle such liability, and the liability of the Company hereunder shall be conclusively established by such settlement, which amount of such liability shall include both the settlement consideration and the reasonable costs and expenses, including attorneys’ fees, incurred by the Indemnified Party in effecting such settlement.

(c) The indemnification provided by this Section 4.4 shall be recoverable only out of the assets of the Company, and no Member shall have any personal liability on account thereof. The indemnification obligation provided pursuant to this Section 4.4 shall survive the cessation of service as an Indemnified Party.

(d) To the extent commercially available, the Company shall maintain directors and officers liability insurance coverage, in amounts determined by the Board of Managers.

4.5 Competing Activities.

(a) TNHC Partners and its constituent members shall not, directly or indirectly, engage in any business activity that is in any way in competition or conflict with the Company’s or any Subsidiary’s land development, homebuilding or related businesses without the prior written approval of the Board of Managers as a Major Decision; provided, however, no approval shall be required for (i) charitable, trade association, professional education, or other noncompensated activities, (ii) management purely as an investor of passive investments in either a publicly-traded or privately held company, so long as no more than ten percent (10%) of the equity of such company is owned, or (iii) any activities and/or investments in which any such constituent member is currently involved (which are identified on schedules attached to such Person’s Employment Agreement), which such Person may continue on the same basis as prior to the date hereof.

(b) Except as set forth in Section 4.5(a) or as otherwise expressly set forth herein, (i) the Members and their respective Affiliates may engage or invest in, independently or with others, any business activity of any type or description including without limitation those that might be the same as or similar to the Company’s business and that might be in direct or indirect competition with the Company; (ii) neither the Company nor any Member shall have any right in or to such other ventures or activities or to the income or proceeds derived therefrom; (iii) no Member shall be obligated to present any investment opportunity or prospective economic advantage to the Company, even if the opportunity is of the character that, if presented to the Company, could be taken by the Company; and (iv) the Members and their Affiliates shall have the right to hold any investment opportunity or prospective economic advantage for their own account or to recommend such opportunity to persons other than the Company.

4.6 Designation of Tax Matters Partner. TNHC Partners shall act as the Tax Matters Partner of the Company, as provided in the regulations pursuant to Section 6231 of the Code. Each Member hereby approves of such designation and agrees to execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be deemed necessary or appropriate to evidence such approval. To the extent and in the manner provided by applicable Code sections and regulations thereunder, the Tax Matters Partner (a) shall furnish the name, address, profits interest and taxpayer identification number of each Member to the IRS and (b) shall inform each Member of administrative or judicial proceedings for the adjustment of Company items required to be taken into account by a Member for income tax purposes. The Tax Matters Partner shall not enter into an agreement with the IRS or any other taxing authority to extend the limitation period for assessment of any federal, state or local income, franchise or unincorporated business tax of any Member or owner thereof nor settle with the IRS or any other taxing authority to disallow deductions or increase income from the Company with respect to any Member, unless all of the Members shall have agreed thereto.

4.7 Insurance Requirements. The Company shall maintain insurance as set forth on Exhibit C attached hereto.

4.8 Purchase Option.

(a) At any time within three (3) months after the occurrence of a Board of Managers Impasse or an Event of Default, any Member other than the Member (the “Departing Member”) which is the Impasse Member or the Defaulting Member, as applicable, may by written notice to the Company direct that the Company cause its internal accountants to determine the Current Book Value of the Company as of the end of the month prior to the giving of such written notice (the “Value Date”) and the resulting Book Value Price of the Departing Member’s Interest The Company shall then cause the Book Value Sale Price Notice to be delivered to each Member.

(b) Any Member (including without limitation the Departing Member) may by written notice (the “Appraisal Notice”) to the Company and each other Member within fifteen (15) days after receipt of the Book Value Sale Price Notice direct that the Company (i) order an appraisal to determine the Appraised Value of the Company as of the Value Date, and (ii) cause the Company’s internal accountants to deliver the Appraised Value Sale Price Notice setting forth the Appraised Value Price for the Departing Member’s Interest. If the Appraised Value of the Company as of the Value Date is more than 105% or less than 95% of the Current Book Value of the Company as of the Value Date, then the cost of the appraisal shall be paid by the Company (except if the Appraisal Notice was given by the Departing Member and the Appraised Value of the Company is less than 95% of the Current Book Value of the Company as of the Value Date, in which event the cost of the appraisal shall be paid by the Departing Member) and the Appraised Value Price of the Departing Member’s Interest shall be the Sale Price. If the Appraised Value of the Company as of the Value Date is 95% or more (but not more than 105%) of the Current Book Value of the Company as of the Value Date, then the cost of the appraisal shall be paid by the Member requesting the appraisal and the Book Value Price of the Departing Member’s Interest shall be the Sale Price. If no Member timely gives the Appraisal Notice, the Book Value Price of the Departing Member’s Interest shall be the Sale Price. Upon the determination of the Sale Price, the Company shall cause written notice thereof (“Final Sale Price Notice”) to be delivered to each Member.

(c) The Members other than the Departing Member shall have the option, but not the obligation, to purchase all of the Departing Member’s Interest for the Sale Price as of the Value Date. One (1) or more such Members (the “Purchasing Member(s)”) may exercise such option by giving written notice to the Company and each other Member within sixty (60) days following receipt of the Final Sale Price Notice. Except as otherwise agreed by the Purchasing Members, the Departing Member’s Interest shall be allocated among the Purchasing Members in proportion to each such Purchasing Member’s Percentage Interest. Effective upon the delivery by any Purchasing Member of such written notice exercising such option, the Departing Member (and any Appointed Representative appointed by such Departing Member) shall thereafter have no further voting rights hereunder. (For avoidance of doubt, the Members acknowledge that a Departing Member (and any Appointed Representative appointed by such Departing Member) may previously have lost its voting rights hereunder upon an Event of Default pursuant to Section 12.2.)

(d) The closing of the purchase of the Departing Member’s Interest (the “Closing”) shall take place at the Company’s principal office on such date as is selected by the Purchasing Members, but in any event not later than ninety (90) days following the last date on which the Purchasing Members have the right to exercise the option to purchase hereunder (the “Closing Date”). The Purchasing Members shall pay the Sale Price in cash on the Closing Date.

(e) At the Closing, the Departing Member shall deliver (a) a fully executed counterpart assignment of its Interest in the form attached hereto as Exhibit D, (b) a fully executed Certificate of Representations and Warranties in connection with the Interest in the form attached hereto as Exhibit E, (c) a fully executed resignation of the Appointed Representative(s) of the Departing Member, effective as of the Closing, unconditionally resigning as a member of the Board of Managers, and (d) upon the request of any Purchasing Member, concurrently therewith (or at any time and from time to time thereafter) such other documents and records as the Purchasing Member reasonably determines are necessary or desirable to conclude the Closing and to transfer ownership, title and control of the Interest of the Departing Member. The Purchasing Members and the Company shall deliver fully executed counterparts of the assignment in the form attached hereto as Exhibit D.

(f) The Company’s outside accountant shall, not later than ninety (90) days after the Closing Date, perform a review of the financial statements of the Company as of the Value Date and prepare and deliver to the Members its opinion covering such financial statements as of such date. The Company’s outside accountant shall also perform certain agreed upon procedures on the books of account for the period of time from the Value Date to and including the Closing Date. In that regard, the Members agree that the amount due the Departing Member by the Purchasing Members shall be adjusted to reflect all relevant activities from the Value Date through the Closing Date such that the Departing Member shall be treated as selling the Interest effective as of the Value Date. The adjustment shall include any capital contributions and distributions during such period, and the expenses of any appraisal paid by the Company and of the Company’s outside accountant’s services shall be deemed to have occurred prior to the Value Date for such purpose. For purposes of example, the Sale Price payable to a Departing Member shall be increased by any capital contributions made by such Departing Member after the Value Date and decreased by any distributions made to such Departing Member after the Value Date. The Company’s outside accountant shall deliver to the Members a detailed statement and explanation (“Final Settlement Statement”) of any adjustments to the consideration paid for the Departing Member’s Interest as a result of any such adjustment. The net amount of adjustments due to one Member or the other shall be due on demand in cash and shall bear interest from the Closing Date until paid at a rate of simple interest per annum equal to the prime rate as set forth from time to time in the Wall Street Journal (but not to exceed the maximum rate then permitted by law).

(g) In addition to the above, at the Closing, (a) the Company and each Purchasing Member shall repay in full, in cash, all loans and advances (together with accrued and unpaid interest thereon in accordance with the terms thereof) made by the Departing Member thereto with respect to the Company (other than any Property Loans which may have been made by the Departing Member to the Company), and (b) the Departing Member shall repay in full, in cash, all loans and advances (together with accrued and unpaid interest thereon in accordance with the terms thereof) made by the Company or by any other Member to the Departing Member with respect to the Company as well as any other amounts due to the Company from the Departing Member.

ARTICLE V.

CAPITAL CONTRIBUTIONS AND MEMBER LOANS

5.1 Previous Capital Contributions of TNHC Partners. TNHC Partners has previously contributed Capital Contributions in the amount of Six Million Dollars ($6,000,000). In addition, TNHC Partners and/or its Affiliates have previously made loans (estimated to total approximately $5,000,000 as of August 6, 2010) to the Company. All such loans outstanding as of the date hereof (including simple interest accrued thereon at the rate of twelve percent (12%) per annum from the date such loans were made) shall be promptly repaid by the Company. The parties acknowledge that the Company has called for Capital Contributions pursuant to Section 5.2(a) to make such repayments.

5.2 Required Capital Contributions of TNHC Partners, IHP and Watt.

(a) IHP and Watt shall make Capital Contributions to the Company, pro rata in proportion to their relative Capital Percentages, as called for by the Board of Managers from time to time, until the Capital Contributions of all of the Members are proportionate to their Capital Percentages. The Members acknowledge that the Board of Managers has called for initial contributions in the amount of $3,000,000 from IHP and $3,000,000 from Watt to be made within ten (10) business days of the date hereof.

(b) At such time as the Capital Contributions of all of the Members are proportionate to their Capital Percentages, thereafter TNHC Partners, IHP and Watt shall make Capital Contributions to the Company, pro rata in proportion to their relative Capital Percentages, as called for by the Board of Managers from time to time.

(c) Notwithstanding anything to the contrary herein, TNHC Partners, Watt and IHP shall have no obligation to make Capital Contributions in excess of the amounts shown on Exhibit A.

(d) In the event that any Member fails to make the full amount of its Capital Contribution as and when called for in accordance with Sections 5.2(a) and (b), then any Member who is not then a Defaulting Member (a “Contributing Member”) shall have the right to deliver written notice to such non-contributing Member (the “Noncontributing Member”) of such failure (the “Contribution Failure Notice”) (which notice shall also be sent to all other Members concurrently). Thereupon such Noncontributing Member shall have five (5) days from delivery of the first Contribution Failure Notice from a Contributing Member (the “Cure Period”) to cure such failure by delivering to the Company in good funds the full amount of the Capital Contribution it was obligated to make. If a full cure does not occur within the Cure Period, then the Noncontributing Member shall be in breach (an “Uncured Contribution Failure”) hereunder (which Uncured Contribution Failure shall constitute an Event of Default for purposes of Article XII, below, if not cured within sixty (60) days after the date of the Contribution Failure Notice). After the occurrence of an Uncured Contribution Failure, then pursuant to Section 18-306 of the Act, the Contributing Member(s) shall have the right to exercise one of the following additional rights, in additional to all other remedies available at law or equity:

(i) Advance as a loan to the Noncontributing Member all of the Capital Contribution which was not made by the Noncontributing Member (a “Contribution Loan”). If more than one Contributing Member desires to advance such amount, they shall advance the amount prorata in proportion to their Capital Percentages or in such other proportion as they may agree. The advanced amounts shall be paid directly by the Contributing Member(s) to the Company. Each Contribution Loan shall be immediately due and payable, shall bear interest at the Default Rate commencing effective as of the date of the call for the Capital Contribution, shall be recourse and secured by a lien upon the Interest of the Noncontributing Member and shall be withheld and paid over to the advancing Contributing Member(s) by the Company from any distribution or any other amount owed by the Company or any Subsidiary in favor of the Noncontributing Member or any Affiliate thereof (in such order and amounts as specified by the advancing Contributing Member(s)). Such Contribution Loan shall be governed by Delaware law and at the option of the Contributing Member(s) shall be evidenced by a promissory note, a pledge agreement and such other documentation as the Contributing Member(s) may reasonably require. For all purposes under this Agreement, (1) such advanced amounts shall be deemed to have been disbursed by the advancing Contributing Member(s) to the Noncontributing Member under the Contribution Loan, effective as of the date of such advance, and concurrently contributed by the Noncontributing Member as a Capital Contribution; and (2) such withheld and paid over amounts shall be deemed to have been, effective as of the date paid to the advancing Contributing Member(s), either distributed or paid by the Company as originally owed, as the case may be, and concurrently paid by such payee on behalf of the Noncontributing Member as a repayment under the Contribution Loan. If an Uncured Contribution Failure is not cured within sixty (60) days after the date of the Contribution Failure Notice, the resulting Event of Default shall not be deemed cured even upon payment in full of the Contribution Loan to the advancing Contributing Member(s).

(ii) Require the Company to withhold the full amount of the Capital Contribution which was not made by the Noncontributing Member from all distributions and any other amounts owed by the Company or any Subsidiary in favor of the Noncontributing Member, together with interest thereon at the Default Rate commencing effective as of the date of the call for the Capital Contribution until the date the full amount thereof shall have been received by the Company. Upon the Company’s receipt of sufficient funds, the Company shall notify all Members of the same and the books and records of the Company shall be updated accordingly; provided, however, that if the full amount of such Capital Contribution is not so received by the Company within sixty (60) days after the date of the Contribution Failure Notice, the resulting Event of Default shall not be deemed cured even upon such payment in full. For all purposes under this Agreement, such withheld amounts shall be deemed to have been, effective as of the date first withheld, distributed or paid by the Company to the Noncontributing Member and concurrently contributed by the Noncontributing Member as a Capital Contribution (however, such interest factor shall not be considered as a Capital Contribution but shall instead be deemed a payment to, and shall be retained by, the Company as an administrative charge to defray its additional expenses as a result of the Noncontributing Member’s failure to comply with such call for Capital Contributions).

(iii) If there is more than one Contributing Member, any election of remedies pursuant to Sections 5.2(d)(i) and (ii) above shall be made by vote of a Majority in Interest of the Contributing Members. If a Majority in Interest is unable to agree upon an election of remedies within one hundred twenty (120) days after the occurrence of an Uncured Contribution Failure, the Contributing Members shall be deemed to have elected the remedy set forth in Section 5.2(d)(ii); provided, however, that the right of the Contributing Members to pursue all other remedies available at law and equity (other than the remedy set forth in Section 5.2(d)(i)) shall not be limited thereby.

5.3 Additional Capital Contributions. Notwithstanding anything to the contrary herein, no Member shall have any obligation to make any Capital Contribution beyond the Capital Contributions set forth in Sections 5.1 and 5.2, above.

5.4 No Interest. Except as otherwise provided herein, no Member shall be entitled to withdraw or receive any interest or other return on its Capital Contribution.

5.5 Member Loans.

(a) Making of Loans. If the Company requires funds for any purpose and such funds are not otherwise available to the Company, then the Company, upon Required Board Approval, may borrow such funds from any Member. No Member shall have any obligation to loan such funds to the Company.

(b) Terms of Member Loans. Any loan by a Member to the Company made pursuant to this Agreement shall be without personal liability to any of the Members, and none of the Members shall be obligated to provide any guarantee, indemnity, surety, or other form of financial commitment with respect to any such loan. The unpaid principal balance shall bear interest at the rate of interest and the loan shall be on such other terms as are approved pursuant to Required Board Approval at the time of the making of the loan.

(c) Unilateral Member Loans. Notwithstanding the foregoing Sections 5.5(a) and (b), each Member which is not a Defaulting Member shall have the right to make a loan (each, a “Unilateral Member Loan”) to the Company by advancing funds to or on behalf of the Company notwithstanding any objection by any other Member if, in such non-defaulting Member’s reasonable discretion, said amounts are required to preserve and/or protect its investment in the Company or the Company’s interest in any of its assets. Such non-Defaulting Member shall give to the Company and the other Members not less than twenty (20) days prior written notice (“Unilateral Loan Notice”) of its intent to make such loan along with a detailed description of the reasons why such non-Defaulting Member believes such amounts are required to preserve and/or protect its investment in the Company or the Company’s interest in any of its assets. Any other non-Defaulting Member may by written notice to the Company and the other Members within fifteen (15) days of its receipt of the Unilateral Loan Notice elect to participate in the Unilateral Member Loan. The non-Defaulting Members making any Unilateral Member Loan shall participate in such loan pro rata in proportion to their Percentage Interests or in any other proportion as such Members may agree. Any such loan shall earn interest at the Default Rate, and such amounts including interest shall be repaid first from Available Cash prior to any distributions to the Members.

5.6 Liability of Members. The Members shall not be bound by, nor be personally liable for, the expenses, liabilities, indebtedness or obligations of the Company or of any other Member. The liability of each Member with respect to the expenses, liabilities, indebtedness or obligations of the Company shall be limited solely to the amount of its Capital Contributions; provided, however, that after a Member has received a distribution from the Company, such Member may be liable to the Company for the amount of the distribution but only to the extent provided by the Act.

5.7 Return of Capital Contribution. Except as otherwise provided in this Agreement, no Member shall have the right to withdraw as a Member or demand the return of all or any part of its Capital Contribution until the Company has been dissolved and terminated (and then only as provided in Article IX), or to demand or receive property other than cash in return for its Capital Contribution. No Member shall be liable for the return of the Capital Contribution of any other Member.

ARTICLE VI.

CAPITAL ACCOUNTS, PROFITS AND LOSSES AND ALLOCATIONS

The terms and provisions governing maintenance of capital accounts, allocations of items of gain, income, and loss, and related income tax matters are set forth in the Tax Appendix attached hereto and incorporated herein as Appendix “1”.

ARTICLE VII.

DISTRIBUTIONS OF AVAILABLE CASH

7.1 Distributions of Available Cash from Extraordinary Transactions. The Available Cash of the Company arising from Extraordinary Transactions with respect to the Company shall be distributed to the Members as follows:

(a) First, pro rata in accordance with and to the extent of their respective unreturned Capital Contributions.

(b) Thereafter, to the Members pro rata in accordance with their respective Percentage Interests.

7.2 Distributions of Available Cash other than Available Cash arising from Extraordinary Transactions. All Available Cash of the Company other than Available Cash arising from Extraordinary Transactions will be distributed to the Members pro rata in accordance with their respective Percentage Interests.

7.3 Minimum Distributions. To the extent of Available Cash, cumulative distributions shall be made each year to the Members pursuant to Sections 7.1 and 7.2 in the amount of fifty percent of the net income of the Company in order to allow the Members to make required payments on their Federal and State income tax liability arising from the Company.

ARTICLE VIII.

TRANSFER OF COMPANY INTERESTS

8.1 Limitations on Assignments of Interests by Members.

(a) The Members acknowledge that Watt and IHP have based their decision to invest in the Company in reliance upon the identity and control of TNHC Partners, the expertise and reputation of its constituent members in the home building industry and their financial strength. Any change in the management, ownership, operation or control of TNHC Partners is of extreme importance to Watt and IHP. Accordingly, except for (i) Transfers of interests in TNHC Partners between a constituent member of TNHC Partners, on the one hand, and the other constituent members of TNHC Partners and/or TNHC Partners, on the other hand, upon the death, permanent disability, marital dissolution, default or termination of employment of any such constituent member pursuant to the Buy/Sell Agreement among TNHC Partners and such constituent members, (ii) Estate Planning Transfers, (iii) Transfers pursuant to Section 4.8 or (iv) as may otherwise be expressly provided in this Agreement, without the prior written consent of the Members other than TNHC Partners, which consent may be withheld in their reasonable discretion: (1) TNHC Partners shall not Transfer all or any portion of its Interest, or withdraw from the Company; and (2) the constituent members of TNHC Partners shall not (directly, indirectly, voluntarily, involuntarily or by operation of law) Transfer all or any portion of their respective membership interests in, or withdraw from TNHC Partners

(b) There is no restriction on Transfers by IHP. For avoidance of doubt, IHP may directly or indirectly Transfer all or any portion of its Interest (and its constituent members may directly or indirectly Transfer all or any portion of their respective interests in IHP) without the consent of any Member.

(c) Except for (i) Transfers to an Affiliate, (ii) Estate Planning Transfers, (iii) Transfers pursuant to Section 4.8 or (iv) as may otherwise be expressly provided in this Agreement, the Members other than TNHC Partners and IHP may not directly or indirectly Transfer all or any portion of their Interests or permit such a Transfer or a contract to do so, without the consent of all of the other Members (which consent may be withheld in their reasonable discretion) and in strict compliance with the provisions of this Article VIII.

(d) Notwithstanding anything in Sections 8.1 (a) and (c) to the contrary, if IHP shall Transfer without the consent of both TNHC Partners and Watt, all or any portion of its Interest to any Person other than TNHC Partners, Watt, any other Person then a Member of the Company prior to such Transfer and/or an Affiliate of IHP, then TNHC Partners and Watt shall thereafter each have the right to Transfer all or any portion of its Interest to any Person without the consent of any other Member.

(e) As used herein “Transfer” of an Interest shall mean, with respect to any Member, any transfer, sale, pledge, hypothecation, encumbrance, assignment or other disposition of any portion of the Interest of such Member (whether voluntarily, involuntarily, by operation of law or otherwise). Any purported Transfer in violation of this Article VIII shall be void ab initio, and shall not bind the Company, and the Members making such purported transfer, sale or assignment shall indemnify and hold the Company and the other Members harmless from and against any federal, state or local income taxes, or transfer taxes, including without limitation, transfer gains taxes, and any claims against the Company made with respect to such Member, arising as a result of, or caused directly or indirectly by, such purported Transfer. The giving of any consent to a Transfer in any one or more instances shall not limit or waive the need for such consent in any other or subsequent instances. Upon any Transfer, a Member shall not be released from its obligations under this Agreement unless all of the other Members consent in writing to such release (which consent may be withheld in each Member’s sole and absolute discretion for any reason or no reason).

(f) Each Member hereby acknowledges and agrees that the other Members shall not be required to accept performance under this Agreement from any person other than such Member including (a) a Member or any of its constituent members, should it or they become a debtor in possession under 11 U.S.C. Sections 101 et. seq. of the Bankruptcy Code, or (b) any trustee of a Member or any of its constituent members appointed under 11 U.S.C. Sections 101 et. seq. of the Bankruptcy Code or any assignee of any such trustee.

8.2 Assignment Binding on Company. No assignment or transfer of all or any part of the Interest of a Member permitted to be made under this Agreement shall be binding upon the Company unless and until a duplicate original of such assignment or instrument of transfer, duly executed and acknowledged by the assignor or transferor, has been delivered to the Company, and such instrument evidences (i) the written acceptance by the assignee of all of the terms and provisions of this Agreement, (ii) the assignee’s representation that such assignment was made in accordance with all applicable laws and regulations and (iii) except as otherwise provided herein, the unanimous consent of all of the Members to the transfer of the Interest.

8.3 Substituted Members.

(a) Members who assign all of their Interest pursuant to an assignment or assignments permitted under this Agreement shall cease to be Members of the Company except that unless and until a Substituted Member is admitted in its stead, the assigning Member shall not cease to be a Member of the Company under the Act and shall retain the rights and powers of a member under the Act and hereunder. Any Person who is an assignee of any of the Interests of a Member and who has satisfied the requirements of Sections 8.1 and 8.2 shall become a Substituted Member only when (i) such assignee has been entered as a Member on the books and records of the Company, which the Company is hereby directed to do upon satisfaction of such requirements, and (ii) such assignee shall have paid all reasonable legal fees and filing costs in connection with the substitution as Member.

(b) Any Person who is an assignee of all or any portion of the Interest of a Member but who does not become a Substituted Member and desires to make a further assignment of any such Interest, shall be subject to all the provisions of this Article VIII to the same extent and in the same manner as any Member desiring to make an assignment of the Interest.

8.4 Acceptance of Prior Acts. Any person who becomes a Member accepts, ratifies and agrees to be bound by all actions duly taken pursuant to the terms and provisions of this Agreement by the Company prior to the date it became a Member and, without limiting the generality of the foregoing, specifically ratifies and approves all agreements and other instruments as may have been executed and delivered on behalf of the Company prior to said date and which are in force and effect on said date.

8.5 Additional Limitations. Notwithstanding anything contained in this Agreement, no Transfer shall be made and any Member shall have the right to prohibit and may refuse to accept any Transfer unless (i) registration is not required under the Securities Act of 1933, as amended, in respect of such transaction; and (ii) such assignment or transfer does not violate any applicable federal or state securities, real estate syndication, or comparable laws. Any Member may elect prior to any Transfer to require the Company to obtain an opinion of counsel, at the cost of the Person seeking Transfer, with respect to any of the foregoing matters.

ARTICLE IX.

TERMINATION OF COMPANY; LIQUIDATION AND DISTRIBUTION OF ASSETS

9.1 Dissolution and Termination.

(a) The Company shall be dissolved and liquidated only upon the occurrence of any of the following:

(i) the sale or other disposition of all or substantially all of the Properties and all of the Company Assets and receipt of the final payment of any installment obligation received as a result of any such sale or disposition;

(ii) Required Board Approval;

(iii) the issuance of a decree by any court of competent jurisdiction that the Company be dissolved and liquidated; or

(iv) any other event set forth herein causing the winding down of the operations of the Company.

Upon dissolution, the Company shall promptly wind up its affairs and shall promptly be liquidated and a certificate of cancellation of the Certificate of Formation, as required by law, shall be filed.

(b) In the event of the dissolution and liquidation of the Company, its business activities shall promptly be wound up, any amounts due from the Members shall be collected, its debts and liabilities shall be paid and its remaining assets, if any, shall be distributed as set forth in Section 9.2. Dissolution shall be effective on the date of the occurrence of an event set forth in Section 9.1(a) but the Company shall not terminate until all of the Company Assets have been liquidated and the proceeds distributed in accordance with the provisions of this Article DC. Notwithstanding the dissolution of the Company, prior to the termination of the Company as aforesaid, the business of the Company and the affairs of the Members as such, shall continue to be governed by this Agreement.

9.2 Distribution Upon Liquidation. Upon dissolution of the Company, the Officers or any other Person(s) appointed by the Board of Managers, shall promptly proceed with the liquidation of the Company, its Subsidiaries and the Company Assets and the proceeds of such liquidation shall be applied and distributed in the following order of priority:

(i) to the payment of expenses of the liquidation;

(ii) to the payment of debts and liabilities of the Company, in order of priority as provided by law;

(iii) to the setting up of any reserves that the Board of Managers shall determine are reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company or the Members, or as otherwise may be required by the Act;

(iv) in accordance with the provisions of Article VII.

In the event that any Member has a deficit balance in its capital account after taking into account all allocations, distributions and other adjustments for all periods ending on or prior to final distribution of the assets of the Company under this Section 9.2, such Member shall not be required to restore to the Company the amount of such deficit balance.

9.3 Sale of Company Assets.

(a) As expeditiously as possible, the responsible Person(s) shall pay all Company liabilities, establish the reserves and make the distributions provided for in Section 9.2. Except as agreed by the Board of Managers, no Member shall have the right to demand or receive property other than cash upon liquidation, and the Board of Managers, or any such responsible Person(s), shall, in any event, have the power to sell assets of the Company for cash as necessary to provide for the payment of all liabilities of the Company and the establishment of reserves.

(b) In connection with the sale by the Company and reduction to cash of its assets, although the Company has no obligation to offer to sell any property to the Members, any Member or any Affiliate of any Member may bid on and purchase any Company Assets. If the responsible Person(s) determine that an immediate sale of part or all of the Company Assets would cause undue loss to the Members, such responsible Person(s) may, with the written consent of the Board of Managers, defer liquidation of and withhold from distribution for a reasonable time any assets of the Company (except those necessary to satisfy the Company’s current obligations).

ARTICLE X.

RECAPITALIZATION AND LIQUIDITY EVENTS

10.1 Admission of Initial New Member. The Present Members anticipate that a New Member shall be admitted to the Company upon Required Board Approval on the following terms: the New Member must enter into a written commitment with the Company on or before December 31, 2010 and be admitted as a Member of the Company on or before January 31, 2011, the New Member shall contribute $10,000,000 of Capital Contributions on the same terms and pari passu with Watt and IHP, the New Member shall have the right to appoint one (1) Appointed Representative to the Board of Managers, the New Member shall have a Percentage Interest of 16.66% and the Percentage Interests of the Present Members shall be adjusted to be TNHC Partners 50%, IHP 16.67% and Watt 16.67%. Each of the Members shall thereupon have a Capital Percentage of 25%. Upon admission, the New Member shall make an initial Capital Contribution to the Company in the amount of one-half (1/2) of the total Capital Contributions called prior to such date pursuant to Section 5.2 from IHP and Watt, and the New Member shall pay to each of IHP and Watt outside of the Company (and shall not receive any Capital Contribution or other credit therefor) an amount equal to one-third (1/3) multiplied by a 10% cumulative return, compounded monthly, on the amount of Capital Contributions actually made by such Member to date. In the event that the Company has retained earnings, the New Member shall also contribute its pro-rata share (based on Percentage Interests) of retained earnings, which shall be retained in the Company. (For purposes of example only, if a New Member is admitted three months after Capital Contributions of $1,000,000 are called for and made by each of IHP and Watt pursuant to Section 5.2 (that is, a total of $2,000,000 Capital Contributions from IHP and Watt) and there are no retained earnings, the New Member upon admission shall (i) make a Capital Contribution to the Company of $1,000,000, and (ii) pay to each of IHP and Watt an amount equal to 1/3 of a 10% cumulative return, compounded monthly, for three months on $1,000,000.) The Present Members shall reasonably cooperate with each other and the Company to admit such New Member, including without limitation entering into and executing an amendment to this Agreement.

10.2 Recapitalization. The Company, upon Required Board Approval, shall, within three (3) years of the date hereof, have the right to admit one or more New Members to the Company and issue another tranche of equity in the amount of the aggregate capital commitments of Watt, IHP and any New Members previously admitted to the Company.

The Present Members shall have the first right, but not the obligation, to subscribe to such equity. The new equity shall dilute the Percentage Interests of the Members other than TNHC Partners such that Watt, IHP and any previously admitted New Members shall collectively have an aggregate Percentage Interest of not less than 30%, but such new equity shall otherwise be treated the same as the Capital Contributions of Watt and IHP as set forth herein. In the event that the Company has retained earnings, the new purchaser(s) shall also pay their pro-rata share of retained earnings, which shall be retained in the Company. Any dilution to the Percentage Interest of TNHC Partners below 50% is subject to the prior written consent of TNHC Partners in its sole and absolute discretion. In the event that new investor(s) purchase equity in such offering, they shall have the right to appoint an Appointed Representative to the Company’s Board of Managers.

IHP and Watt shall have the right to offer their Interests (including their Capital Contributions) to the new investor(s) at the price equal to their original investments plus a 10% cumulative return, compounded monthly, on equity. The new investor(s) shall be obligated to first purchase the offered equity of IHP and Watt at such price prior to the new equity.

10.3 Liquidity Events. In the event no Extraordinary Transaction with respect to the Company has occurred within four (4) years from the date hereof, any Member may thereafter request by written notice (“Liquidity Notice”) to the other Members that the Company evaluate its options to provide the Members with liquidity. The Liquidity Notice shall be effective upon delivery except that the Board of Managers as a Major Decision may delay the effective date of the Liquidity Notice by up to one (1) year. If a Member delivers the Liquidity Notice (regardless of whether the Board of Managers delays its effective date), the Company shall engage an investment banker or similar advisor to evaluate the available options unless the Board of Managers as a Unanimous Decision determines not to engage such investment banker or advisor. In the event that no Extraordinary Transaction that is acceptable to the Board of Managers results within one (1) year after the effective date (as such date may be extended) of the Liquidity Notice, then the Company shall cease new investments and wind down its operations in an orderly fashion (unless the Board of Managers as a Unanimous Decision shall determine to continue the business of the Company).

ARTICLE XI.

BOOKS, RECORDS AND REPORTS

11.1 Books of Account. The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in accordance with the accounting methods elected to be followed by the Company under GAAP, consistently applied. The books and records of the Company shall reflect all Company transactions and shall be appropriate and adequate for the Company’s business in accordance with the Act. All books and records of the Company shall be maintained at the Company’s principal place of business, and each Member, and the Member’s duly authorized representatives, shall have access to them at such office of the Company and the right to inspect and copy them at reasonable times. Further, any Member may request the Company to deliver a current list of Members, with addresses, Capital Contributions, and Percentage Interests, the names and addresses of the Members, and a copy of the Company’s tax returns. Each Member shall, at its sole expense, have the right, at any time upon reasonable notice to the Company, to examine, copy, and audit the Company’s books and records during normal business hours without interfering with the normal business and operations of the Company. The Company shall cause all books and records of the Company and all its Subsidiaries to be preserved and available to the Members for at least seven (7) years after the final liquidation of the Company.

11.2 Monthly Reporting. The Company shall provide to each Member a summary of operating results for each Property and a balance sheet, statement of members capital and a statement of operations for the Company, prepared on a monthly basis and distributed to the Members within thirty (30) days after the end of such calendar month. The Company shall prepare such other reports as may be reasonably requested by a Member.

11.3 Financial Reports and Statements.

(a) The Company and each of the Members agree to treat the Company as a partnership for federal income tax purposes.

(b) The Company shall prepare or cause the Company’s independent accountants to prepare, on an accrual basis, all federal, state and local tax returns required to be filed. The Company (or, if pursuant to the preceding sentence the tax returns are prepared by the independent accountants, such preparer) shall submit the returns and completed IRS Schedules K-1 to each Member no later than April 1st of each year. Each Member shall notify the other Members upon receipt of any notice of tax examination of the Company by federal, state or local authorities.

(c) For each Fiscal Year, the Company shall send to each Person who was a Member at any time during such Fiscal Year, within sixty (60) days after the end of such Fiscal Year, an annual report containing a balance sheet as of the fiscal year end and an income statement for such year, prepared in accordance with the accounting methods elected to be followed by the Company under GAAP, consistently applied, which shall be audited by the Company’s independent auditors.

11.4 Accounting Expenses. All out-of-pocket expenses payable to Persons who are not Affiliated with any Member in connection with the keeping of the books and records of the Company and the preparation of audited or unaudited financial statements and federal and local tax and information returns required to implement the provisions of this Agreement or required by any governmental authority with jurisdiction over the Company shall be borne by the Company as an ordinary expense of its business.

11.5 Bank Accounts. The Company shall maintain (and shall cause each Subsidiary which owns a Property to maintain) its bank deposits in segregated accounts held for the Company’s (or such Subsidiary’s) business, which accounts shall, to the extent reasonably practicable, be interest-bearing. All funds of the Company and each applicable Subsidiary shall be promptly deposited in the appropriate segregated account. The Board of Managers from time to time shall authorize signatories for such accounts and withdrawals.

ARTICLE XII.

EVENTS OF DEFAULT; REMEDIES; ADJUSTMENT TO “PROMOTE”

12.1 Default. The occurrence of any of the following events by or with respect to a Member (the “Defaulting Member”) shall be defaults under this Agreement, and if not cured within the applicable notice and cure period provided below, if any, to such default shall constitute an “Event of Default” hereunder by such Defaulting Member:

(a) Failure to Perform.

(i) The failure of a Member to satisfy its Capital Contribution obligations under this Agreement within sixty (60) days after the date of a Contribution Failure Notice.

(ii) The failure of a Member to comply with or perform any of its other material obligations under this Agreement and a continuation of such failure or breach for more than ten (10) days in the event of a monetary default (excluding the failure of a Member to satisfy its Capital Contribution obligations which shall have only the cure period specified in Section 5.2(d)), or thirty (30) days in the event of a non-monetary default (provided that if such non-monetary default cannot be cured within such thirty (30) days, such Member has either failed to commence such cure within such thirty (30) day period or failed to continuously and diligently pursue such cure to completion), after written notice to the Defaulting Member from any other non-defaulting Member that such Member has failed to perform any of its obligations under this Agreement.

(b) Insolvency Proceedings. The Bankruptcy of a Member.

12.2 Remedies. A Defaulting Member (and any Appointed Representative appointed by such Defaulting Member) shall have no voting rights hereunder until such Event of Default is cured. Further, upon the occurrence of any Event of Default, the other Members shall have all rights and remedies available at law or equity.

12.3 Adjustment to TNHC Partners “Promote”. H. Lawrence Webb, Wayne J. Stelmar, Joseph D. Davis and Thomas Redwitz, each an Officer of the Company, own direct or indirect interests in TNHC Partners. The Members have agreed that up to one-half of the Promote of TNHC Partners shall be subject to reallocation among the Members upon the following circumstances only: Upon a termination of employment of any of H. Lawrence Webb, Wayne J. Stelmar, Joseph D. Davis or Thomas Redwitz by the Company as a result of a Breach of Due Care by such individual in his capacity as an Officer of the Company or any Subsidiary or upon an “Employee Termination without Cause” (as set forth in such individual’s Employment Agreement) by such individual, the Percentage Interest of TNHC Partners shall thereupon be reduced by the Reduction Percentage and the Percentage Interests of the Members other than TNHC Partners shall be increased by the Reduction Percentage allocated to such other Members pro rata in proportion to their Percentage Interests. For purposes hereof, the “Reduction Percentage” means an amount expressed as a percentage equal to (1/2 multiplied by 1/X) multiplied by the Promote, where X equals the number of such four individuals who at the time of determination have not previously been terminated as a result of as a result of a Breach of Due Care by such individual in his capacity as an Officer of the Company or any Subsidiary or upon an Employee Termination without Cause by such individual. For purposes of example only, if the Promote is then 16 2/3% and the Percentage Interest of TNHC Partners is 50%, and one of such four individuals is terminated as a result of an Employee Termination without Cause at such time as the other three individuals continue to serve as Officers of the Company, then the Reduction Percentage would be 2.08% ([1/2 x 1/4] x 16 2/3%) and the Percentage Interest of TNHC Partners accordingly would be reduced to 47.92% (50% – 2.08%).

ARTICLE XIII.

INVESTMENT REPRESENTATIONS

13.1 Representations. Each Member hereby represents and warrants to the Company and each other Member as follows:

(a) Power and Authority; Authorization. The Member has full capacity, power and authority to execute and deliver this Agreement. The execution and delivery of this Agreement has been duly authorized by all necessary action on the part of the Member and will constitute the legal, valid and binding obligations of the Member, enforceable in accordance with its terms.

(b) No Conflict with Laws and other Instruments. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and thereby and the performance by the Member of the Member’s obligations hereunder, will not conflict with, or result in a violation of or default under, any provision of any governing instrument applicable to the Member, or any agreement or instrument to which the Member is a party or by which it or any of its properties is bound, or any permit, franchise, judgment, decree, statute, law, rule or regulation applicable to the Member or any of the Member’s properties.

(c) Knowledge and Experience. The Member has such knowledge and experience in financial and business matters as to be capable of understanding and evaluating the merits and risks of an investment in the Company. The Member is aware that because of the inherently speculative nature of the investment contemplated by the Interest, an investment in the Company involves significant risks that can result in substantial or even total loss of its investment, and has determined that the purchase of the Interest is a suitable investment for it. The Member has sufficient financial resources to bear the loss of its entire investment in the Company, to provide for its current and anticipated financial needs and contingencies (without considering the assets proposed to be used to purchase the Interest), is able to bear the economic risk for an indefinite period of time and has no need for liquidity of its investment in the Interest.

(d) Reliance on Its Professional Advisors. With regard to the tax, legal, economic and other considerations relating to the Member’s investment in the Company, the Member is relying only on the advice of its own professional advisors, and is not relying on the Company, any other Member, or their respective agents, representatives or counsel, for any such advice. The Member, its advisers, if any, and designated representatives, if any, have confirmed to their satisfaction that an investment in the Company meets the individual needs of the Member and that the Member’s overall commitments to investments which are not readily marketable are reasonable in relation to the Member’s net worth. The Member acknowledges that it has made and is solely responsible for making its own independent evaluation of the economic and other risks involved in investing in the Interest.

(e) No Advertising. The Member is not acquiring the Interest as a result of any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or electronically, or presented at any seminar or meeting, or otherwise conveyed or solicited by a person not previously known to the Member in connection with a preexisting personal or business relationship.

(f) Purchase for Investment. The Member is purchasing the Interest for its own account, for investment purposes only and not with a view towards the resale or distribution thereof. The Member agrees not to offer, sell, transfer, pledge, hypothecate or otherwise dispose of, directly or indirectly, all or any part of the Interest or any interest therein, except in accordance with the terms and provisions of this Agreement and applicable law (including, without limitation, the registration requirements of the Securities Act of 1933 (“Securities Act”) or an exemption therefrom, and any other applicable securities laws). The Member understands that no Member (including the Member) may withdraw from the Company. Accordingly, the Member understands that it may be required to retain ownership of the Interest and bear the economic risk of its investment in the Company for an indefinite period of time.

(g) Securities Laws. The Member acknowledges and understands that the offering and sale of interests in the Company has not been registered under the Securities Act in reliance on the exemption contained in Section 4(2) thereof or another applicable exemption and cannot be resold without registration under the Securities Act or an exemption therefrom and any applicable state securities laws. The Member also acknowledges and understands that the offering and sale of interests in the Company has not been registered under the securities laws of any state or any other jurisdiction and that this Agreement has not been subject to review or comment by the United States Securities and Exchange Commission or any state securities commission or any similar body or agency of any other jurisdiction.

ARTICLE XIV.

GENERAL

14.1 Further Assurances. Each party to this Agreement agrees to execute, acknowledge, deliver, file and record such further certificates, amendments, instruments and documents, and to do all such other acts and things, as may be required by law or as, in the reasonable judgment of the parties, may be necessary or advisable to carry out the intent and purpose of this Agreement.

14.2 Notices. Unless otherwise specified in this Agreement, all notices, demands, elections, requests or other communications that any party to this Agreement may desire or be required to give hereunder shall be in writing and shall be given by hand, by depositing the same in the United States mail, first class postage prepaid, certified mail, return receipt requested, by facsimile transmission with delivery of an original thereafter by any other method provided by this Section 14.2, or by a recognized overnight courier service providing confirmation of delivery, addressed as follows:

(a) To the Company, at 95 Enterprise, Suite 325, Aliso Viejo, CA 92656, Attention: Chief Executive Officer, or at such other address as may be designated by the Company upon written notice to all of the Members;

(b) To the Members at their respective addresses set forth in Section 2.6 herein. Each Member shall have the right to designate another address or change in address by written notice to the Company in the manner prescribed herein.

All notices given pursuant to this Section 14.2 shall be deemed to have been given (i) if delivered by hand on the date of delivery or on the date delivery was refused by the addressee, or (ii) if delivered by United States mail or by overnight courier, on the date of delivery as established by the return receipt or courier service confirmation (or the date on which the return receipt or courier service confirms that acceptance of delivery was refused by the addressee).

For avoidance of doubt, the parties acknowledge that consents, approvals and similar communications by and among the Appointed Representatives with respect to the Board of Managers may be in any form acceptable to the Board of Managers, including without limitation, electronic mail and facsimile transmission.

14.3 Headings and Captions. All headings and captions contained in this Agreement and the table of contents hereto are inserted for convenience only and shall not be deemed a part of this Agreement.

14.4 Variance of Pronouns. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or entity may require.

14.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one Agreement.

14.6 Governing Law; Choice of Forum. This Agreement shall be construed, interpreted and enforced under and in accordance with, and governed by, the laws of the State of Delaware applicable to agreements made and to be performed in such State. The Members each acknowledge and agree that the Superior Court for Orange County of the State of California, and the associated Federal and appellate courts, shall have exclusive jurisdiction to hear and decide any litigation regarding the enforceability or validity of this Agreement or any portion thereof and that venue shall lie exclusively in Orange County of the State of California.

14.7 Partition. The Members hereby agree that no Member nor any successor-in- interest to any Member shall have the right, while this Agreement remains in effect, to have the property of the Company partitioned, or to file a complaint or institute any proceeding at law or in equity to have the property of the Company partitioned, and each Member, on behalf of himself, his successors, representatives, heirs and assigns, hereby waives any such right.

14.8 Invalidity. Every provision of this Agreement is intended to be severable. The invalidity and unenforceability of any particular provision of this Agreement in any jurisdiction shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

14.9 Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors, executors, administrators, legal representatives, heirs and permitted legal assigns and shall inure to the benefit of the parties hereto and, except as otherwise provided herein, their respective successors, executors, administrators, legal representatives, heirs and permitted legal assigns. No Person other than the parties hereto and their respective successors, executors, administrators, legal representatives, heirs and permitted legal assigns, shall have any rights or claims under this Agreement and no assignment or all or any portion of this Agreement shall be effective except in connection with a Transfer permitted pursuant to Article VIII hereto.

14.10 Legal Representation and Construction. Each party hereto acknowledges and agrees that the law firm of Cox, Castle & Nicholson LLP (“CCN”) has acted and/or may act as counsel for the Company, the Subsidiaries or Affiliates of any of them. In connection therewith, at the request of the Members, CCN has been engaged by the Company to prepare this Agreement, some or all of the agreements and documents referred to herein and other related documentation. As such, the parties hereto have acknowledged that conflicts of interest existed or might have existed during the course of CCN’s representation and that conflicts of interest might arise in the future in connection with the parties’ performance under the above referenced agreements. Furthermore, each party hereto acknowledges that the attorney-client privilege may not be available to any party as against the other party or parties hereto with respect to communications made to CCN during the course of CCN’s above-described representation. Notwithstanding the above, the parties hereto each have consented and hereby consent to CCN’s representation of the Company, the Subsidiaries or Affiliates of any of them (and waive any present or future conflicts of interest) in connection with all aspects of (a) the negotiation, drafting and finalization of this Agreement and the agreements and documents referenced herein or relating to the transactions described herein or the Company, and any modifications, amendments, supplements or terminations thereof, and (b) the operations and business of the Company, the Subsidiaries or Affiliates of any of them. The Members have each had the opportunity to retain separate legal counsel to review the documentation prepared by CCN and all negotiations and dealings pertaining to this Agreement and the agreements and documents referenced herein or relating to the transactions described herein or the Company. The parties acknowledge that each party and its counsel have reviewed this Agreement, and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

14.11 Amendment. Amendments may be made to this Agreement from time to time only with the written consent of all of the Members. In making any amendments, there shall be prepared and filed for recordation by the Company such documents and certificates as shall be required by law to be prepared and filed. Upon any such amendment, the term “Agreement” as used herein shall mean this Agreement as so amended.

14.12 Entire Agreement. This Agreement, together with all Exhibits hereto, supersedes all prior agreements among the parties with respect to the subject matter hereof (including the Original Agreement) and contains the entire agreement among the parties with respect to such subject matter. This instrument may not be amended, supplemented or discharged, and no provisions hereof may be modified or waived, except expressly by an instrument in writing signed by each Member and, in the case of an amendment; modification or supplement, in compliance with Section 14.12. No waiver of any provision hereof by any party hereto shall be deemed a waiver by any other party nor shall any such waiver by any party be deemed a continuing waiver of any matter by such party. No amendment, modification, supplement, discharge or waiver hereof or hereunder shall require the consent of any person not a party to this Agreement.

14.13 Confidentiality. Each Member agrees not to disclose or permit the disclosure of any of the terms of this Agreement or of any information relating to the Company’s assets or business, provided that such disclosure may be made (a) to any Person who is a Member, or a manager, member, partner, officer, direct or indirect parent, director or employee of a Member or counsel to, accountants of, investment bankers for or consultants to any such Person solely for their use and on a need-to-know basis, (b) with the prior consent of the other Members, (c) pursuant to a subpoena or order issued by a court, arbitrator or governmental body, agency or official or in order to comply with any law, rule or regulation (including the rules and regulations of the Securities and Exchange Commission), (d) in connection with and to the extent necessary to sell or market any Company Asset in accordance with this Agreement, (e) to any lender or investor providing financing to the Company, or (f) to any Person whose consent is required in connection with the transactions contemplated by the Purchase Agreement.

In the event that a Member shall receive a request to disclose any of the terms of this Agreement under a subpoena or order, such Member shall (i) promptly notify the other Members thereof, (ii) consult with the other Members on the advisability of taking steps to resist or narrow such request and (iii) if disclosure is required or deemed advisable, cooperate with any of the other Members in any attempt it may make to obtain an order or other assurance that confidential treatment will be accorded those terms of this Agreement that are disclosed.

14.14 Time of the Essence. Time is of the essence in the performance of each and every term of this Agreement.

14.15 No Third Party Beneficiaries. The right or obligation of the Board of Managers to call for any capital contribution or of any Member to make a capital contribution or otherwise to do, perform, satisfy or discharge any liability or obligation of any Member hereunder, or to pursue any other right or remedy hereunder or at law or in equity provided, shall not confer any right or claim upon or otherwise inure to the benefit of any creditor or other third party having dealings with the Company, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns.

14.16 Exculpation. The parties agree that the individuals executing this Agreement on behalf of the Members have done so in their respective capacities and not individually, and none of such individuals shall have any personal liability hereunder.

14.17 Public Announcements. No party hereto or an Affiliate of any party hereto shall make, or cause to be made, any news releases or other public announcements pertaining to this Agreement or the transactions contemplated hereby without the prior consent of all Members.

[signatures commence on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

TNHC PARTNERS LLC, a Delaware limited liability company:

By:
H. LAWRENCE WEBB, Manager

By:
WAYNE J. STELMAR, Manager

By:
JOSEPH D. DAVIS, Manager

By:
THOMAS REDWITZ, Manager

IHP CAPITAL PARTNERS VI, LLC, a Delaware limited liability company

By:	Institutional Housing Partners VI, L.P., a California limited partnership Its Manager

	By:	IHP Capital Partners, a California corporation Its General Partner

By:
			Print name:	Saul B. Pinto
			Print title:	Senior Vice President

By:
			Print name:	Brian P. McGowan
			Print title:	Chief Financial Officer

[signatures continued from previous page]

WATT/TNHC LLC, a California limited liability company:

By:
	Print name:	HOWARD PRESS
	Print title:	PRESIDENT

By:
	Print name:	ERIK SVENSSON
	Print title:	CFO

EXHIBIT A

Capital Structure

(in millions)

	TNHC Partners	IHP	Watt	Total

Equity:	$10.0	$10.0	$10.0	$30.0

Capital Percentages:	33 1/3%	33 1/3%	33 1/3%	100%

A-1

EXHIBIT B

Existing Officers

(see attached)

B-1

EXHIBIT C

Insurance Requirements

(see attached)

C-1

INSURANCE REQUIREMENTS

1.	Commercial General Liability:

The limits of liability shall not be less than:

Each Occurrence Limit	$1,000,000
Personal Advertising Injury Limit	$1,000,000
Products/Completed Operations Aggregate Limit	$1,000,000
General Aggregate Limit	$1,000,000
(Other than Products-Completed Operations)

The policy form must include:

a.	Premises and Operations coverage with no explosion, collapse, or underground damage (XCU) exclusions.

b.	Products and completed operations coverage on a close of escrow basis. Company agrees to maintain this coverage for the greater of ten (10) years following close of escrow or until all statutes of limitations expire.

Company further agrees to continue naming IHP, Watt, TNHC Partners, and their respective members and any other parties in interest as Named Insured(s) for such coverage period.

c.	Modification or deletion of the Alienated Premises Exclusion.

d.	Broad Form Property Damage coverage including completed operations or its equivalent.

e.	Subsidence coverage.

f.	An endorsement stating: “Such coverage as is afforded by this policy for the benefit of the additional insured(s) is primary and any other coverage maintained by such additional insured(s) shall be non-contributing with the coverage provided under this policy.” This will not be needed if entities are listed as additional name insureds.

g.	Coverage on an “occurrence” form. “Claims made” and “modified occurrence” forms are not acceptable.

h.	Third party coverage for mold property damage shall be included.

2. Umbrella/Excess Coverage. Umbrella/Excess Liability coverage minimum limit shall be Ten Million Dollars ($10,000,000) each occurrence and shall be at least as “broad as primary.”

3. Builder’s Risk. The Company shall purchase and maintain Builders’ Risk property insurance for the all buildings under construction at the Project to the full replacement value thereof and without any co-insurance requirements. Such insurance shall be on an “All Risks” policy form, excluding Earthquake and Flood unless the project meets the criteria outlined in Section 4 below. Policy shall-include the interests of IHP, the lender, if any, the Company, subcontractors and sub-subcontractors. Company shall assume liability for any losses or damages to the work not covered as a result of any deductible provision in such policy, but not for more than $10,000.00 per occurrence, if such losses or damages arise out of any operations by or on behalf of the Company. Any loss covered by such Builders’ Risk policy shall be adjusted and made payable to The New Home Company as trustee for all insureds, as their interests may appear, subject to any lender’s requirements. IHP may purchase and maintain, at IHP’s sole option and expense, any other insurance that IHP deems necessary or desirable for IHP’s further protection.

If the Builders’ Risk policy will not extend coverage to the following, then a separate Property Policy shall be maintained covering all completed buildings awaiting sale, model homes and their contents, property on site, property off site, and property in transit, all to their full replacement value.

4. Flood and Wind. If any Company project is in a designated flood area (zone A or V), then Flood coverage shall be required. The limits of coverage shall be the maximum limits available from the National Flood Insurance Program, at a minimum. If any Company project is in a Tier One windstorm zone, then windstorm coverage shall be required to the full replacement cost, subject to a deductible of not more than 3%

5. Environmental. In the event the Company acquires a project requiring environmental remediation for which a “no further action” letter is obtained, then environmental liability coverage for such project shall be obtained with coverage limits approved by the Board of Managers.

6. Worker’s Comp; Auto Liability. The Company, at its sole cost and expense, shall also purchase and maintain (a) Workers’ Compensation (statutory limits) and Employers’ Liability coverage with not less than $1,000,000 in coverage limits including a Waiver of Subrogation in favor of IHP and Watt; (b) Commercial Automobile liability covering owned, hired, and non-owned autos with not less than $1,000,000 in coverage limits; and (c) Umbrella liability coverage with not less than $10,000,000 in coverage limits, listing all policies and coverages under clauses 5.(a) and (b) hereof.

7. Professional Liability. Unless real estate sales are outsourced to a third party, Company shall, at its sole cost and expense carry Real Estate Professional Liability (Errors and Omissions) with limits of $2,000,000 per occurrence and annual aggregate and a deductible of not more than $100,000. In the alternative, such coverage may be included via endorsement to the Company’s Director and Officer’s insurance.

8. Comprehensive Crime Coverage. The Company, at its sole cost and expense shall purchase and maintain Comprehensive Crime coverage in a limit of $500,000 per claim, with a deductible of no more than $50,000.

9. Policies referenced in 1 through 8 above must contain the following provisions:

a. All policies must contain an endorsement affording a thirty (30) days notice of cancellation on an “endeavor to” basis in the event of cancellation, non-renewal or material reduction in coverage.

b All policies must be written by insurance companies whose rating in the most recent Best’s Rating Guide, is not less than A- IX. All coverage forms must be acceptable to IHP. Company shall provide certified copies of all such policies to IHP, upon request.

c. Certificates of Insurance with the required endorsements evidencing the required coverages must be delivered to IHP within ten (10) days from its admission as a member in the Company (with the exception of the insurance required under Sections 7 and 8 which shall be delivered within 30 days of IHP’s admission as a member in the Company). The Company further agrees to continue naming IHP, Watt, TNHC Partners and any other parties in interest as Named Insured(s) for applicable coverage period. All certificates shall show the amount of any self-insured retention or deductible.

10. Design Professionals The Company shall be responsible for causing the agreements with design and engineering professionals to require that such professionals maintain professional liability insurance, automobile liability, general liability, and statutory workers’ compensations and employers’ liability (if applicable). All policies should contain a minimum limit of liability of $1,000,000.

11. Further Company Obligations

a. If the Company fails to secure and maintain the required insurance absent unanimous approval by the Board of Managers, IHP shall have the right (without any obligation to do so, however) to secure same in the name and for the account of the Company in which event Company shall pay the costs thereof and furnish upon demand all information that may be required in connection therewith.

b. IHP reserves the right, but shall have no obligation, to procure the insurance, or any portion thereof, for which Company is herein responsible and which is described in this Exhibit unless the Board of Managers has unanimously elected not to acquire such insurance. IHP shall notify Company if IHP exercises this right, whereupon Company’s responsibility to carry such insurance shall cease and all premiums and other charges associated with such insurance shall be refunded to IHP to the extent of such refund.

EXHIBIT D

Form of Assignment of Membership Interest

ASSIGNMENT OF MEMBERSHIP INTEREST

THIS ASSIGNMENT OF MEMBERSHIP INTEREST (this “Assignment”), dated as of             ,          (the “Effective Date”), is made by and among             , a              (“Assignor”), as Assignor, and             , a              (“Assignee”), as Assignee, and The New Home Company LLC, a Delaware limited liability company (the “Company”).

RECITALS

A. The Company was formed pursuant to that certain Limited Liability Company Agreement of TNHC Partners LLC, dated August 26, 2009 as amended and restated             , 2010 (the “Company Agreement”). All capitalized terms not otherwise defined herein shall have the meanings set forth defined in the Company Agreement.

B. Assignor desires to assign to Assignee, and Assignee desires to accept, the “Assigned Interest” (as defined below), on the terms and conditions contained in this Assignment.

ASSIGNMENT

NOW, THEREFORE, in consideration of the respective undertakings of the parties hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged:

1. Assignment and Acceptance.

(a) Assigned Interest. Assignor hereby assigns to Assignee all of Assignor’s right, title and interest in and to the Company, including, without limitation, all of Assignor’s right, title and interest in and to the management rights, profits, losses, distributions and capital accounts of the Company (the “Assigned Interest”).

(b) Acceptance of Assigned Interest. Assignee hereby accepts and agrees to assume all of the Assigned Interest and all of Assignor’s obligations arising in connection with the Assigned Interest from and after the Effective Date.

2. Successors and Assigns. This Assignment shall be binding upon, enforceable by, and shall inure to the benefit of the successors and assigns of each of the parties hereto.

3. Releases.

(a) Except for (i) Assignor’s obligations under this Assignment and the documents delivered concurrently herewith (collectively, the “Closing Documents”), (ii) liabilities and obligations incurred by Assignor or any of its Affiliates in violation of the Company Agreement that were not contemplated in the Business Plan, (iii) liabilities and obligations attributable to or arising from the breach or default prior to the Effective Date by Assignor or any of its Affiliates of its covenants or agreements contained in the Company Agreement or Closing Documents or the inaccuracy of any representations or warranties made by such Persons pursuant to the Company Agreement or Closing Documents, and (iv) liabilities or obligations arising from the gross negligence or willful misconduct of Assignor or any of its Affiliates; Assignee and the Company hereby release and forever discharge Assignor from any and all claims, actions or causes of action of any sort related to Assignor’s liabilities and obligations pursuant to the Company Agreement.

(b) Except for Assignee’s and the Company’s obligations under this Assignment and the Closing Documents, Assignor hereby releases and forever discharges Assignee, any other Members of the Company and the Company from any and all claims, actions or causes of action of any sort related to such Persons’ liabilities and obligations pursuant to the Company Agreement.

4. Indemnification. The Company hereby agrees to indemnify, defend and hold harmless Assignor from and against any and all claims, losses, liabilities and expenses, including reasonable attorneys’ fees, suffered or incurred by Assignor by reason of the business and affairs of the Company arising after the Effective Date, other than (i) Assignor’s obligations under the Closing Documents, (ii) liabilities and obligations incurred by Assignor or any of its Affiliates in violation of the Company Agreement that were not contemplated in the Business Plan, (iii) liabilities and obligations attributable to or arising from the breach or default prior to the Effective Date by Assignor or any of its Affiliates of its covenants or agreements contained in the Company Agreement or Closing Documents or the inaccuracy of any representations or warranties made by such Persons pursuant to the Company Agreement or Closing Documents, and (iv) liabilities or obligations arising from the gross negligence or willful misconduct of Assignor or any of its Affiliates.

3. Governing Law. This Assignment shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

4. Counterparts. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date first above written.

“ASSIGNOR”
, a

“ASSIGNEE”
, a

“COMPANY”
, a

EXHIBIT E

Form of Certificate of Representations and Warranties

CERTIFICATE OF REPRESENTATIONS AND WARRANTIES

Pursuant to the terms of that certain Amended and Restated Limited Liability Company Agreement for The New Home Company LLC, dated             , 2010 (the “LLC Agreement”), the undersigned (“Selling Member”) hereby represents and warrants to the Company and to each other Member as follows (all capitalized terms not defined herein shall have the meanings ascribed to such terms in the LLC Agreement):

1. Title and Company Interest Outstanding. Prior to the closing of the conveyance of the Interest in the Company (the “Applicable Interests”) by Selling Member, Selling Member shall be the record and beneficial owner of the Applicable Interests. The Selling Member shall convey to the Purchasing Members the Applicable Interests free and clear of any and all liens, claims, encumbrances, security interests, adverse claims, restrictions on transfer, charges or options, except to the extent imposed in accordance with the LLC Agreement, or with the consent of Purchasing Members. The Applicable Interests comprise all of the Interest in the Company owned by the Selling Member in the Company. Except as provided in the foregoing sentence, the Selling Member has no other right, title or interest in the Company and has no options, warrants, or other rights or privileges to acquire same.

2. Authority. The Selling Member has full right, power, authority and competence to convey the Applicable Interests to the Purchasing Members in accordance with the terms of the LLC Agreement and to execute, deliver and perform under all other documents, instruments, agreements and the like contemplated thereby to be executed by the Selling Member, and to consummate all of the transactions contemplated thereby.

3. Validity. All documents, instruments, agreements and the like contemplated by the LLC Agreement to be executed by the Selling Member have been duly executed and delivered by the Selling Member and (assuming due execution and delivery hereof by all other parties thereto) constitute, and each and every other document contemplated thereby when executed and delivered by the Selling Member will (assuming due execution and delivery thereof by all other parties thereto) constitute, the Selling Member’s valid and legally binding obligation enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, reorganization and other laws affecting the enforcement of creditors’ rights generally from time to time in effect and to judicial discretion in accordance with general equitable principles and public policy.

4. Approvals. No approval, authorization, order, license or consent of or registration, qualification or filing with any governmental authority, and no approval, authorization or consent from any other person or entity, is required in connection with the execution, delivery or performance by the Selling Member of its obligations under the LLC Agreement with respect to the conveyance of the Applicable Interests.

E-1

5. No Violation. Neither the execution or delivery of this Certificate, or any other agreement, instrument, document or the like required by the provisions of the LLC Agreement, nor the consummation of the transactions therein contemplated, nor compliance with the terms, conditions and provisions hereof or thereof, will conflict with or violate any provision of law or result in a breach, violation or default in any provision of any regulation, order, writ, injunction or decree of any court or governmental agency or authority, or of any agreement, contract, lease, deed of trust, indenture, or instrument to which the Selling Member is a party or by which the Selling Member is bound or to which the Selling Member is subject, or constitute a default thereunder or result in the imposition of any lien, charge, encumbrance, claim or security interest of any nature whatsoever upon any of the Applicable Interests.

Selling Member

Date:

E-2

APPENDIX “1”

Tax Appendix

(see attached)

SEPARATION PAGE

FIRST AMENDMENT TO

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

THE NEW HOME COMPANY LLC

THIS FIRST AMENDMENT TO AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Amendment”) of THE NEW HOME COMPANY LLC (the “Company”) is executed and dated for reference purposes as of December 20, 2010, by TNHC Partners LLC, a Delaware limited liability company (“TNHC Partners”), IHP Capital Partners VI, LLC, a Delaware limited liability company (“IHP”), Watt/TNHC LLC, a California limited liability company (“Watt”), and TCN/TNHC LP, a Delaware limited partnership (“Tricon”), as the members (each a “Member” and collectively the “Members”) of the Company, with reference to the following facts:

A. On or about June 25, 2009, the Certificate of Formation for THE NEW HOME COMPANY LLC, a limited liability company under the laws of the State of Delaware (the “Company”), was filed with the Delaware Secretary of State.

B. TNHC Partners, IHP and Watt are parties to that certain Amended and Restated Limited Liability Company Agreement of The New Home Company LLC (the “Agreement”) dated August 18, 2010 (the “LLC Agreement Date”). All capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

C. Section 10.1 of the Agreement contemplates the admission of a New Member to the Company.

D. Tricon desires to be admitted to the Company as a New Member effective as of January 1, 2011 (the “Effective Date”).

E. The Board of Managers of the Company has approved the admission of Tricon as a New Member with Required Board Approval.

F. The parties hereto desire to adopt and approve an amendment to the Agreement on the terms hereof.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Agreement is hereby amended as follows:

1. Admission of New Member. Tricon is hereby admitted as a member of the Company effective as of the Effective Date. Tricon hereby adopts and agrees to be bound by all of the provisions of the Agreement. All references in the Agreement to a “Member” or the “Members” shall hereafter include Tricon.

2. Initial Capital Contributions. On or before January 7, 2011, Tricon shall make a Capital Contribution to the Company in the amount of one-half (1/2) of the total Capital

1

Contributions called prior to such date pursuant to Section 5.2 of the Agreement from IHP and Watt. Upon such contribution, Tricon shall have an initial Book Capital Account in the amount of its Capital Contribution.

3. Retained Earnings. Pursuant to Section 10.1 of the Agreement, within 5 days after notification to Tricon by the Company of such amount, Tricon shall pay to the Company Tricon’s pro-rata share (based on Percentage Interests) of retained earnings from the LLC Agreement Date through the Effective Date. Such amount shall not be considered a Capital Contribution for the purposes of the Agreement.

4. Payment to Watt and IHP. Pursuant to Section 10.1 of the Agreement, on or before January 7, 2011, Tricon shall pay to each of IHP and Watt outside of the Company (and shall not receive any Capital Contribution or other credit therefor) an amount equal to one-third (1/3) multiplied by a 10% cumulative return, compounded monthly, on the amount of Capital Contributions actually made by such Member prior to the Effective Date.

5. Amendments. The following provisions of the Agreement are hereby amended:

5.1 Capital Percentages. Section 1.1 is hereby amended by deleting the definition of “Capital Percentages” and inserting the following in lieu thereof:

“Capital Percentages” means the respective proportionate capital percentages of the Members set forth on Exhibit A attached hereto, that is, 25% with respect to TNHC Partners, 25% with respect to IHP, 25% with respect to Watt and 25% with respect to Tricon, subject to adjustment as set forth herein.

5.2 Groups. Section 1.1 is hereby amended by deleting the definition of “Group” and inserting the following in lieu thereof:

“Group” means the Appointed Representatives to the Board of Managers appointed by a Member as set forth in Section 3.3(c), below, which shall include the TNHC Partners Group, Watt Group, IHP Group and Tricon Group.

5.3 Percentage Interests. Section 1.1 is hereby amended by deleting the definition of “Percentage Interests” and inserting the following in lieu thereof:

“Percentage Interests” means 50% with respect to TNHC Partners, 16.67% with respect to IHP, 16.67% with respect to Watt and 16.66% with respect to Tricon, subject to adjustment as set forth herein.

5.4 Addresses. Section 2.6 is hereby amended by adding the following address at the end thereof:

TCN/TNHC LP

1067 Yonge Street

Toronto, Ontario M4W 2L2

2

5.5 Board of Managers. Section 3.3(c)(i) is hereby amended by deleting the first sentence and inserting the following in lieu thereof:

The Board of Managers shall be comprised of representatives of each Member (“Appointed Representatives”) as follows: TNHC Partners shall have the right to appoint not more than four (4) Appointed Representatives, IHP shall have the right to appoint one (1) Appointed Representative, Watt shall have the right to appoint one (1) Appointed Representative and Tricon shall have the right to appoint one (1) Appointed Representative.

5.6 Capital Contributions. Sections 5.2(b) and (c) are hereby deleted in their entirety and the following inserted in lieu thereof:

(b) The parties acknowledge that as of December 1, 2010, TNHC Partners, IHP and Watt have each made Capital Contributions of $6,000,000, such that the Capital Contributions of such Members are proportionate to their relative Capital Percentages. The parties contemplate that additional Capital Contributions have and will be called from TNHC Partners, IHP and Watt from December 1, 2010 through the Effective Date. Upon Tricon’s admission as a member of the Company, Tricon shall make a Capital Contribution to the Company in the amount of one-half (1/2) of the total Capital Contributions called prior to such date from IHP and Watt, such that the Capital Contributions of TNHC Partners, Tricon, IHP and Watt are proportionate to their relative Capital Percentages as set forth herein. Upon receipt of Tricon’s Capital Contribution, the Company may make a distribution to the Members of capital (“Excess Capital”), pro rata in accordance with their respective Capital Percentages. The distribution of Excess Capital shall be deemed to be a partial return of Capital Contributions pursuant to Section 7.1(a). TNHC Partners, IHP, Watt and Tricon shall make additional Capital Contributions to the Company, pro rata in proportion to their relative Capital Percentages, as called for by the Board of Managers from time to time.

(c) Notwithstanding anything to the contrary herein, TNHC Partners, Watt, IHP and Tricon shall have no obligation to make Capital Contributions in excess of the amounts shown on Exhibit A; provided, however, that the Members acknowledge that the Excess Capital distributed to the Members pursuant to Section 5.2(b) may be recalled by the Board of Managers.

5.7 Transfers. Sections 8.1(a), (b), (c) and (d) are hereby deleted in their entirety and the following inserted in lieu thereof:

(a) The Members acknowledge that Watt, IHP and Tricon have based their decision to invest in the Company in reliance upon the identity and control of TNHC Partners, the expertise and reputation of its constituent members in the home building industry and their financial strength. Any change in the management, ownership, operation or control of TNHC Partners is of extreme importance to Watt, IHP and Tricon. Accordingly, except for (i) Transfers of interests in TNHC Partners between a constituent member of TNHC Partners, on the one hand, and the other constituent members of TNHC Partners and/or TNHC Partners, on the other hand, upon the death, permanent disability, marital dissolution, default or termination of employment of any such constituent member pursuant to the Buy/Sell Agreement among TNHC Partners and such constituent members, (ii) Estate Planning Transfers, (iii) Transfers pursuant to Section 4.8 or (iv) as may otherwise be expressly provided in this Agreement, without the prior

3

written consent of the Members other than TNHC Partners, which consent may be withheld in their reasonable discretion: (1) TNHC Partners shall not Transfer all or any portion of its Interest, or withdraw from the Company; and (2) the constituent members of TNHC Partners shall not (directly, indirectly, voluntarily, involuntarily or by operation of law) Transfer all or any portion of their respective membership interests in, or withdraw from TNHC Partners

(b) (i) There is no restriction on Transfers by IHP. For avoidance of doubt, IHP may directly or indirectly Transfer all or any portion of its Interest (and its constituent members may directly or indirectly Transfer all or any portion of their respective interests in IHP) without the consent of any Member.

(ii) There is no restriction on (A) Transfers of all or any portion of Tricon’s Interest to any Person which is an Affiliate of Tricon Capital Group Inc., an Ontario corporation (“TCI”), or upon Transfers of interests within any such Affiliate so long as such Affiliate remains an Affiliate of TCI; (B) Transfers of all or any portion of Tricon’s Interest to any investment fund which at the time of any such transfer is managed by TCI or any Affiliate of TCI, or of Transfers of the investors’ interests within any such investment fund; (C) any Transfers of interests within, or the issuance of new interests in, TCI, (D) transfers of TCI’s direct and indirect interest in an investment fund as a result of an action by the investors in such investment fund, or (E) the merger or consolidation of, or sale or other disposition of all or substantially all of the assets of, TCI or any other similar strategic transaction involving TCI. Except for (i) Transfers pursuant to clauses (A), (B), (C), (D) and (E) above, (ii) other Transfers to an Affiliate, (iii) Estate Planning Transfers, (iv) Transfers pursuant to Section 4.8 or (v) as may otherwise be expressly provided in this Agreement, Tricon may not directly or indirectly Transfer all or any portion of its Interest or permit such a Transfer or a contract to do so, without the consent of all of the other Members (which consent may be withheld in their reasonable discretion) and in strict compliance with the provisions of this Article VIII.

(c) Except for (i) Transfers to an Affiliate, (ii) Estate Planning Transfers, (iii) Transfers pursuant to Section 4.8 or (iv) as may otherwise be expressly provided in this Agreement, the Members other than TNHC Partners, Tricon and IHP may not directly or indirectly Transfer all or any portion of their Interests or permit such a Transfer or a contract to do so, without the consent of all of the other Members (which consent may be withheld in their reasonable discretion) and in strict compliance with the provisions of this Article VIII.

(d) Notwithstanding anything in Sections 8.1(a) and (c) to the contrary, if IHP shall Transfer without the consent of each of TNHC Partners, Tricon and Watt, all or any portion of its Interest to any Person other than TNHC Partners, Tricon, Watt, any other Person then a Member of the Company prior to such Transfer and/or an Affiliate of IHP, then TNHC Partners, Tricon and Watt shall thereafter each have the right to Transfer all or any portion of its Interest to any Person without the consent of any other Member.

5.8 Recapitalization. Section 10.2 is hereby amended by deleting the third paragraph and inserting the following in lieu thereof:

IHP, Watt and Tricon shall have the right to offer their Interests (including their Capital Contributions) to the new investor(s) at the price equal to their original investments

4

plus a 10% cumulative return, compounded monthly, on equity. The new investor(s) shall be obligated to first purchase the offered equity of IHP, Watt and Tricon at such price prior to the new equity.

5.9 Exhibit A. Exhibit A is hereby deleted in its entirety and Exhibit A attached hereto inserted in lieu thereof.

6. Consent and Approval. Each party executing this Amendment consents to and approves all of the provisions of this Amendment.

7. Full Force and Effect. Except as modified hereby, the Agreement remains in full force and effect without modification.

8. Counterparts/Execution. This Amendment may be executed in one or more counterparts, each of which shall be an original, but all of which taken together shall be deemed to be one instrument. Execution of this Amendment may be made by signatures delivered by fax or electronic mail (to be followed by delivery of the hard copy original signatures, but effective upon the delivery of signatures by fax or electronic mail).

[Remainder of Page Intentionally Left Blank;

Signatures Commence on Following Page]

5

IN WITNESS WHEREOF, this Amendment has been executed effective as of the Effective Date.

TNHC PARTNERS LLC,
a Delaware limited liability company:

By:
H. LAWRENCE WEBB, Manager

By:
WAYNE J. STELMAR, Manager

By:
JOSEPH D. DAVIS, Manager

By:
THOMAS REDWITZ, Manager

IHP CAPITAL PARTNERS VI, LLC, a Delaware limited liability company

By:	Institutional Housing Partners VI, L.P., a California limited partnership Its Manager

	By:	IHP Capital Partners, a California corporation Its General Partner

By:
Print name:
Print title:

By:
Print name:
Print title:

S-1

IN WITNESS WHEREOF, this Amendment has been executed effective as of the Effective Date.

TNHC PARTNERS LLC,
a Delaware limited liability company:

By:
H. LAWRENCE WEBB, Manager

By:
WAYNE J. STELMAR, Manager

By:
JOSEPH D. DAVIS, Manager

By:
THOMAS REDWITZ, Manager

IHP CAPITAL PARTNERS VI, LLC, a Delaware limited liability company

By:	Institutional Housing Partners VI, L.P., a California limited partnership Its Manager

	By:	IHP Capital Partners, a California corporation Its General Partner

By:

			Print name:	Douglas C. Neff
			Print title:	President

By:

			Print name:	Saul B. Pinto
			Print title:	Secretary

S-1

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WATT/TNHC LLC,
a California limited liability company:

By:

	Print name:	HOWARD PRESS
	Print title:	PRESIDENT

TCN/TNHC LP, a Delaware limited partnership

By:	TCN/TNHC GP LLC,
a Delaware limited liability company Its General Partner

By:
Print name:
Print title:

S-2

[signatures continued from previous page]

WATT/TNHC LLC,
a California limited liability company;

By:
Print name:
Print title:

By:
Print name:
Print title:

TCN/TNHC LP, a Delaware limited partnership

By:	TCN/TNHC GP LLC, a Delaware limited liability company Its General Partner

By:

		Print name:	David Berman
		Print title:	Chairman

S-2

EXHIBIT A

Capital Structure

(in millions)

	TNHC Partners	IHP	Watt	Tricon	Total

Equity:	$10.0	$10.0	$10.0	$10.0	$40.0

Capital Percentages:	25%	25%	25%	25%	100%

A-1

SEPARATION PAGE

SECOND AMENDMENT TO

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

THE NEW HOME COMPANY LLC

THIS SECOND AMENDMENT TO AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Amendment”) of THE NEW HOME COMPANY LLC (the “Company”), dated for reference purposes as of February 20, 2012, is made by TNHC Partners LLC, a Delaware limited liability company (“TNHC Partners”), IHP Capital Partners VI, LLC, a Delaware limited liability company (“IHP”), Watt/TNHC LLC, a California limited liability company (“Watt”), and TCN/TNHC LP, a Delaware limited partnership (“Tricon”), as the members (each a “Member” and collectively the “Members”) of the Company, with reference to the following facts:

A. On or about June 25, 2009, the Certificate of Formation for THE NEW HOME COMPANY LLC, a limited liability company under the laws of the State of Delaware (the “Company”), was filed with the Delaware Secretary of State.

B. The Members are parties to that certain Amended and Restated Limited Liability Company Agreement of The New Home Company LLC (the “Original Agreement”) dated August 18, 2010 (the “LLC Agreement Date”) as amended by that certain First Amendment to Amended and Restated Limited Liability Company Agreement of The New Home Company LLC (the “First Amendment”) dated December 20, 2010 (collectively, the Original Agreement and the First Amendment are referred to as the “Agreement”). All capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

C. The parties hereto desire to adopt and approve an amendment to the Agreement on the terms hereof.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Agreement is hereby amended as follows:

1. Amendments. The following provisions of the Agreement are hereby amended:

1.1 Board of Managers. Section 3.2(a)(ix)(A) is hereby deleted in its entirety and the following inserted in lieu thereof:

(A) After the Capital Contributions of TNHC Partners, IHP, Watt and Tricon pursuant to Sections 5.1 and 5.2 have been made, the Company shall maintain a minimum net worth of $36,000,000;

1

1.2 Recapitalization. Section 10.2 is hereby deleted in its entirety and the following inserted in lieu thereof:

10.2 Recapitalization. The Company, upon Required Board Approval, shall, within four (4) years from the LLC Agreement Date, have the right to admit one or more New Members to the Company and issue another tranche of equity in the amount of the aggregate capital commitments of Watt, IHP and Tricon.

Watt, IHP and Tricon shall have the first right, but not the obligation, to subscribe to such equity. The new equity shall dilute the Percentage Interests of the Members other than TNHC Partners such that Watt, IHP and Tricon shall collectively have an aggregate Percentage Interest of not less than 30%, but such new equity shall otherwise be treated the same as the Capital Contributions of Watt, IHP and Tricon as set forth herein. In the event that the Company has retained earnings, the new purchaser(s) shall also pay their pro-rata share of retained earnings, which shall be retained in the Company. Any dilution to the Percentage Interest of TNHC Partners below 50% is subject to the prior written consent of TNHC Partners in its sole and absolute discretion. In the event that new investor(s) purchase equity in such offering, they shall have the right to appoint an Appointed Representative to the Company’s Board of Managers.

IHP, Watt and Tricon shall have the right to offer their Interests (including their Capital Contributions) to the new investor(s) at the price equal to their original investments plus a 10% cumulative return, compounded monthly, on equity. The new investor(s) shall be obligated to first purchase the offered equity of IHP, Watt and Tricon at such price prior to the new equity.

2. Consent and Approval. Each party executing this Amendment consents to and approves all of the provisions of this Amendment.

3. Full Force and Effect. Except as modified hereby, the Agreement remains in full force and effect without modification.

4. Counterparts/Execution. This Amendment may be executed in one or more counterparts, each of which shall be an original, but all of which taken together shall be deemed to be one instrument. Execution of this Amendment may be made by signatures delivered by fax or electronic mail (to be followed by delivery of the hard copy original signatures, but effective upon the delivery of signatures by fax or electronic mail).

[Remainder of Page Intentionally Left Blank;

Signatures Commence on Following Page]

2

IN WITNESS WHEREOF, this Amendment has been executed effective as of the Effective Date.

TNHC PARTNERS LLC,
a Delaware limited liability company:

By:
H. LAWRENCE WEBB, Manager

By:
WAYNE J. STELMAR, Manager

By:
JOSEPH D. DAVIS, Manager

By:
THOMAS REDWITZ, Manager

IHP CAPITAL PARTNERS VI, LLC, a Delaware limited liability company

By:	Institutional Housing Partners VI, L.P., a California limited partnership Its Manager

	By:	IHP Capital Partners, a California corporation Its General Partner

By:
Print name:
Print title:

By:
Print name:
Print title:

S-1

IN WITNESS WHEREOF, this Amendment has been executed effective as of the Effective Date.

TNHC PARTNERS LLC,
a Delaware limited liability company:

By:
H. LAWRENCE WEBB, Manager

By:
WAYNE J. STELMAR, Manager

By:
JOSEPH D. DAVIS, Manager

By:
THOMAS REDWITZ, Manager

IHP CAPITAL PARTNERS VI, LLC, a Delaware limited liability company

By:	Institutional Housing Partners VI, L.P., a California limited partnership Its Manager

	By:	IHP Capital Partners, a California corporation Its General Partner

By:

			Print name:	Douglas C. Neff
			Print title:	President

By:

			Print name:	Donald S. Grant
			Print title:	Executive Vice President

S-1

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WATT/TNHC LLC,
a California limited liability company:

By:

	Print name:	HOWARD PRESS
	Print title:	PRESIDENT

By:
Print name:
Print title:

TCN/TNHC LP, a Delaware limited partnership

By:	TCN/TNHC GP LLC, a Delaware limited liability company Its General Partner

By:
Print name:
Print title:

S-2

[signatures continued from previous page]

WATT/TNHC LLC,
a California limited liability company:

By:
Print name:
Print title:

By:
Print name:
Print title:

TCN/TNHC LP, a Delaware limited partnership

By:	TCN/TNHC GP LLC, a Delaware limited liability company Its General Partner

By:

		Print name:	Jeremy Scheetz
		Print title:	Vice President

S-2

SEPARATION PAGE

THIRD AMENDMENT TO

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

THE NEW HOME COMPANY LLC

THIS THIRD AMENDMENT TO AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Amendment”) of THE NEW HOME COMPANY LLC (the “Company”), dated for reference purposes as of January 25, 2013, is made by TNHC Partners LLC, a Delaware limited liability company (“TNHC Partners”), IHP Capital Partners VI, LLC, a Delaware limited liability company (“IHP”), Watt/TNHC LLC, a California limited liability company (“Watt”), and TCN/TNHC LP, a Delaware limited partnership (“Tricon”), as the members (each a “Member” and collectively the “Members”) of the Company, with reference to the following facts:

A. On or about June 25, 2009, the Certificate of Formation for THE NEW HOME COMPANY LLC, a limited liability company under the laws of the State of Delaware (the “Company”), was filed with the Delaware Secretary of State.

B. The Members are parties to that certain Amended and Restated Limited Liability Company Agreement of The New Home Company LLC (the “Original Agreement”) dated August 18, 2010 as amended by that certain First Amendment to Amended and Restated Limited Liability Company Agreement of The New Home Company LLC (the “First Amendment”) dated December 20, 2010 and that certain Second Amendment to Amended and Restated Limited Liability Company Agreement of The New Home Company LLC (the “Second Amendment”) dated February 20, 2012 (collectively, the Original Agreement, the First Amendment and the Second Amendment are referred to as the “Agreement”). All capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

C. The parties hereto desire to adopt and approve an amendment to the Agreement on the terms hereof.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Agreement is hereby amended as follows:

1. Amendments. The following provision of the Agreement is hereby amended:

1.1 Exhibit A. Exhibit A is hereby deleted in its entirety and Exhibit A attached hereto inserted in lieu thereof.

2. Consent and Approval. Each party executing this Amendment consents to and approves all of the provisions of this Amendment.

3. Full Force and Effect. Except as modified hereby, the Agreement remains in full force and effect without modification.

1

4. Counterparts/Execution. This Amendment may be executed in one or more counterparts, each of which shall be an original, but all of which taken together shall be deemed to be one instrument. Execution of this Amendment may be made by signatures delivered by fax or electronic mail (to be followed by delivery of the hard copy original signatures, but effective upon the delivery of signatures by fax or electronic mail).

[Remainder of Page Intentionally Left Blank;

Signatures Commence on Following Page]

2

IN WITNESS WHEREOF, this Amendment has been executed effective as of the Effective Date.

TNHC PARTNERS LLC,
a Delaware limited liability company:

By:
H. LAWRENCE WEBB, Manager

By:
WAYNE J. STELMAR, Manager

By:
JOSEPH D. DAVIS, Manager

By:
THOMAS REDWITZ, Manager

IHP CAPITAL PARTNERS VI, LLC, a Delaware limited liability company

By:	Institutional Housing Partners VI, L.P., a California limited partnership Its Manager

	By:	IHP Capital Partners, a California corporation Its General Partner

By:
Print name:
Print title:

By:
Print name:
Print title:

S-1

IN WITNESS WHEREOF, this Amendment has been executed effective as of the Effective Date,

TNHC PARTNERS LLC,
a Delaware limited liability company:

By:

H. LAWRENCE WEBB, Manager

By:

WAYNE J. STELMAR, Manager

By:

JOSEPH D. DAVIS, Manager

By:

THOMAS REDWITZ, Manager

IHP CAPITAL PARTNERS VI, LLC, a Delaware limited liability company

By:	Institutional Housing Partners VI, L.P., a California limited partnership Its Manager

	By:	IHP Capital Partners, a California corporation Its General Partner

By:

			Print name:	Douglas C. Neff
			Print title:	President

By:

			Print name:	Donald S. Grant
			Print title:	Executive Vice President

S-1

[signatures continued from previous page]

WATT/TNHC LLC,
a California limited liability company:

By:

	Print name:	HOWARD PRESS
	Print title:	PRESIDENT

By:

Print name:
Print title:

TCN/TNHC LP, a Delaware limited partnership

By:	TCN/TNHC GP LLC, a Delaware limited liability company Its General Partner

By:

Print name:
Print title:

S-2

[signatures continued from previous page]

WATT/TNHC LLC,
a California limited liability company:

By:

Print name:
Print title:

By:

Print name:
Print title:

TCN/TNHC LP, a Delaware limited partnership

By:	TCN/TNHC GP LLC, a Delaware limited liability company Its General Partner

By:

		Print name:	Jeremy Scheetz
		Print title:	Vice President

S-2

EXHIBIT A

Capital Structure

(in millions)

	TNHC Partners	IHP	Watt	Tricon	Total

Equity:	$12.5	$12.5	$12.5	$12.5	$50.0

Capital Percentages:	25%	25%	25%	25%	100%

A-1

SEPARATION PAGE

FOURTH AMENDMENT TO

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

THE NEW HOME COMPANY LLC

THIS FOURTH AMENDMENT TO AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Amendment”) of THE NEW HOME COMPANY LLC (the “Company”), dated for reference purposes as of April 16, 2013, is made by TNHC Partners LLC, a Delaware limited liability company (“TNHC Partners”), IHP Capital Partners VI, LLC, a Delaware limited liability company (“IHP”), Watt/TNHC LLC, a California limited liability company (“Watt”), and TCN/TNHC LP, a Delaware limited partnership (“Tricon”), as the members (each a “Member” and collectively the “Members”) of the Company, with reference to the following facts:

A. On or about June 25, 2009, the Certificate of Formation for THE NEW HOME COMPANY LLC, a limited liability company under the laws of the State of Delaware (the “Company”), was filed with the Delaware Secretary of State.

B. The Members are parties to that certain Amended and Restated Limited Liability Company Agreement of The New Home Company LLC (the “Original Agreement”) dated August 18, 2010 as amended by that certain First Amendment to Amended and Restated Limited Liability Company Agreement of The New Home Company LLC (the “First Amendment”) dated December 20, 2010, that certain Second Amendment to Amended and Restated Limited Liability Company Agreement of The New Home Company LLC (the “Second Amendment”) dated February 20, 2012 and that certain Third Amendment to Amended and Restated Limited Liability Company Agreement of The New Home Company LLC (the “Third Amendment”) dated January 25, 2013 (collectively, the Original Agreement, the First Amendment, the Second Amendment and the Third Amendment are referred to as the “Agreement”). All capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

C. The parties hereto desire to adopt and approve an amendment to the Agreement on the terms hereof.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Agreement is hereby amended as follows:

1. Additional Capital Contributions. On or before April 26, 2013, the Members shall make Capital Contributions (the “Additional Capital Contributions”) to the Company pursuant to Section 5.2 in the aggregate amount of $10,000,000, provided, however, that such Additional Capital Contributions shall be made by the Members pro rata in proportion to their relative Additional Capital Percentages.

2. Amendments. The following provisions of the Agreement are hereby amended:

2.1 Additional Capital Percentages. Section 1.1 is hereby amended by inserting the following new definition:

“Additional Capital Percentages” means 25% with respect to TNHC Partners, 25% with respect to IHP, 25% with respect to Watt and 25% with respect to Tricon.

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2.2 Capital Percentages. Section 1.1 is hereby amended by deleting the definition of “Capital Percentages” and inserting the following in lieu thereof:

“Capital Percentages” means 25% with respect to TNHC Partners, 25% with respect to IHP, 25% with respect to Watt and 25% with respect to Tricon, subject to adjustment as set forth herein.

2.3 Distributions of Available Cash from Extraordinary Transactions. Section 7.1 is hereby deleted in its entirety and the following inserted in lieu thereof:

7.1 Distributions of Available Cash from Extraordinary Transactions.

(a) The Available Cash (which for purposes of this Section 7.1(a) shall include any applicable securities or other non-cash assets) of the Company arising from Extraordinary Transactions with respect to the Company other than an initial public offering of publicly traded equity securities in the Company (“IPO”) shall be distributed to the Members as follows:

(i) First, to the Members pro rata in accordance with and to the extent of their respective unreturned Capital Contributions.

(ii) Thereafter, to the Members in the following proportions: (A) 83.33% pro rata in accordance with their respective Percentage Interests, and (B) 16.61% pro rata in accordance with their respective Additional Capital Percentages.

(b) The Available Cash (which for purposes of this Section 7.1(b) shall include any applicable securities or other non-cash assets) of the Company arising from an IPO shall be distributed to the Members as follows:

(i) First, to the Members pro rata in accordance with and to the extent of their respective unreturned Capital Contributions.

(ii) Second, to the Members in the following proportions: (A) 83.33% pro rata in accordance with their respective Percentage Interests, and (B) 16.67% pro rata in accordance with their respective Additional Capital Percentages until the Members which have contributed Additional Capital Contributions have received pursuant to Section 7.1(a)(ii)(B) and this Section 7.1(b)(ii)(B) an aggregate amount equal to (1) (x) their Additional Capital Contributions multiplied by (y) the Company’s price-to-book valuation multiple arising from such IPO, less (2) their Additional Capital Contributions.

(iii) Thereafter, to the Members pro rata in accordance with their respective Percentage Interests.

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For purposes of example only, attached as Example 7.1(a) and Example 7.1(b) are examples of distributions of Available Cash from hypothetical Extraordinary Transactions.

2.4 Distributions of Available Cash other than from Extraordinary Transactions. Section 7.2 is hereby deleted in its entirety and the following inserted in lieu thereof:

7.2 Distributions of Available Cash other than from Extraordinary Transactions. All Available Cash of the Company other than Available Cash arising from Extraordinary Transactions shall be distributed to the Members in the following proportions: (i) 83.33% pro rata in accordance with their respective Percentage Interests, and (ii) 16.67% pro rata in accordance with their respective Additional Capital Percentages.

2.5 Recapitalization. Section 10.2 is hereby deleted in its entirety.

2.6 Exhibit A. Exhibit A is hereby deleted in its entirety and Exhibit A attached hereto inserted in lieu thereof.

2.7 Tax Appendix. Section 2.1 of Appendix “1” is hereby deleted in its entirety and the following inserted in lieu thereof:

Section 2.1 Profits and Losses. The “Profits” or “Losses” of the Company (which means the Company’s taxable income or loss, respectively, as calculated in accordance with Section 703(a) of the Code [with, however, (i) all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code being included in such taxable income or loss, (ii) any income and gain that is exempt from tax, and all expenditures described in Section 705(a)(2)(B) of the Code (or treated as expenditures so described pursuant to Section 1.704-1(b)(2)(iv)(i) of the Income Tax Regulations) being included in such Profits or Losses, (iii) Book Depreciation (and not Tax Depreciation [as defined in Section 2.3 A of this Appendix]) that are not Nonrecourse Deductions (as defined in Section 2.4C of this Appendix) being included in calculating such Profits or Losses, and (iv) Book Gain or Loss (and not Tax Gain or Loss [as defined in Section 2.3B of this Appendix]) being included in calculating such Profits or Losses], but excluding in such calculation the amounts allocated under Sections 2.3, 2.4, 2.5, 2.7, and 2.8 of this Appendix) for each Fiscal Year of the Company, shall be allocated among the Members as follows:

A. Profits, or if necessary items thereof, for each Fiscal Year shall be allocated among the Members as necessary to cause each Member’s Modified Adjusted Book Capital Account balance as of the end of such Fiscal Year to equal as nearly as possible such Member’s Target Capital Account.

B. Losses, or if necessary items thereof, for each Fiscal Year shall be allocated among the Members as necessary to cause each Member’s Modified Adjusted Book Capital Account balance as of the end of such Fiscal Year to equal as nearly as possible such Member’s Target Capital Account.

3

C. For each Fiscal Year, if after the application of Section 2.1 A or 2.1B there shall remain any Profits or Losses or items thereof to allocate, then such Profits or Losses or items thereof (as the case may be) shall be allocated to the Members in proportion to their then respective Percentage Interests.

“Modified Adjusted Book Capital Account.” The term Modified Adjusted Book Capital Account means, with respect to any Member, an amount equal to such Member’s Adjusted Book Capital Account, increased by the sum of such Member’s share of Company Minimum Gain and such Member’s share of Member Nonrecourse Debt Minimum Gain.

“Target Capital Account.” The term Target Capital Account means, with respect to any Member for any Fiscal Year, an amount (which may be either a positive balance or a negative balance) equal to the hypothetical distribution (or contribution) such Member would receive (or contribute) if each Company asset were sold for an amount of cash equal to such asset’s Adjusted Book Basis as of the end of such Fiscal Year, each liability of the Company were satisfied in cash in accordance with its terms (limited, with respect to each Nonrecourse Liability, to the Adjusted Book Basis of the asset or assets securing such Nonrecourse Liability), and all remaining cash of the Company (including the net proceeds of such hypothetical transactions and all cash otherwise available after the hypothetical satisfaction of all Company liabilities) were distributed in full to the Members pursuant to Section 7.1 of the Agreement.

3. Consent and Approval. Each party executing this Amendment consents to and approves all of the provisions of this Amendment.

4. Full Force and Effect. Except as modified hereby, the Agreement remains in full force and effect without modification.

5. Counterparts/Execution. This Amendment may be executed in one or more counterparts, each of which shall be an original, but all of which taken together shall be deemed to be one instrument. Execution of this Amendment may be made by signatures delivered by fax or electronic mail (to be followed by delivery of the hard copy original signatures, but effective upon the delivery of signatures by fax or electronic mail).

[Remainder of Page Intentionally Left Blank;

Signatures Commence on Following Page]

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IN WITNESS WHEREOF, this Amendment has been executed effective as of the Effective Date.

TNHC PARTNERS LLC,
a Delaware limited liability company:

By:

H. LAWRENCE WEBB, Manager

By:

WAYNE J. STELMAR, Manager

By:

JOSEPH D. DAVIS, Manager

By:

THOMAS REDWITZ, Manager

IHP CAPITAL PARTNERS VI, LLC, a Delaware limited liability company

By:	Institutional Housing Partners VI, L.P., a California limited partnership Its Manager

	By:	IHP Capital Partners, a California corporation Its General Partner

By:
Print name:
Print title:

By:
Print name:
Print title:

S-1

IN WITNESS WHEREOF, this Amendment has been executed effective as of the Effective Date.

TNHC PARTNERS LLC,
a Delaware limited liability company:

By:

H. LAWRENCE WEBB, Manager

By:

WAYNE J. STELMAR, Manager

By:

JOSEPH D. DAVIS, Manager

By:

THOMAS REDWITZ, Manager

IHP CAPITAL PARTNERS VI, LLC, a Delaware limited liability company

By:	Institutional Housing Partners VI, L.P., a California limited partnership Its Manager

	By:	IHP Capital Partners, a California corporation Its General Partner

By:

			Print name:	DOUGLAS C. NEFF
			Print title:	PRESIDENT

By:

			Print name:	Brian P. McGowan
			Print title:	COO

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[signatures continued from previous page]

WATT/TNHC LLC,
a California limited liability company:

By:

	Print name:	HOWARD PRESS
	Print title:	PRESIDENT

TCN/TNHC LP, a Delaware limited partnership

By:	TCN/TNHC GP LLC, a Delaware limited liability company Its General Partner

By:
Print name:
Print title:

S-2

[signatures continued from previous page]

WATT/TNHC LLC,
a California limited liability company:

By:
Print name:
Print title:

TCN/TNHC LP, a Delaware limited partnership

By:	TCN/TNHC GP LLC, a Delaware limited liability company Its General Partner

By:

		Print name:	Jeremy Scheetz
		Print title:	Vice President

S-2

EXHIBIT A

Capital Structure

(in millions)

	TNHC Partners	IHP	Watt	Tricon	Total

Existing Capital Contributions:	$12.5	$12.5	$12.5	$12.5	$50.0

Additional Capital Contributions:	$2.5	$2.5	$2.5	$2.5	$10.0

Total Capital Contributions:	$15.0	$15.0	$15.0	$15.0	$60.0

Capital Percentages:	25%	25%	25%	25%	100%

Additional Capital Percentages:	25%	25%	25%	25%	100%

A-1

EXAMPLE 7.1 (a)

Description of Hypothetical Extraordinary Transaction related to Section 7.1(a)

•	Sale of 100% interest in The New Home Company LLC to a third party buyer for a purchase price of $150 MM

•	At the time of sale, there has been no prior return of any Capital Contributions

7.1(a) Available Cash Sale Price to Third Party	$150 MM

7.1(a)(i) Return of Capital Contributions	$60 MM

Available Cash after Return of Capital	$90 MM

7.1(a)(ii)(A) Distribution in accordance with respective Percentage Interests	83.33%	$75.0 MM

7.1(a)(ii)(B) Distribution in accordance with respective Additional Capital Percentages	16.67%	$15.0 MM

7.1(a)-1

EXAMPLE 7.1(b)

Description of Hypothetical Extraordinary Transaction related to Section 7.1(b)

•	$150 MM IPO of new primary shares

•	Issuance expenses of 8%

•	Book value pre-IPO of $57 MM

•	At time of IPO there has been no prior return of Capital Contributions

•	IPO priced at 1.74x price to book multiple

IPO Net Proceeds	$138 MM

Pre-IPO Book Value	57 MM

Pro-Forma IPO Book	195 MM

P/B Mult. at Pricing	1.74 x

Equity value at Pricing	339 MM

Less: IPO Public Investors Value	150 MM

7.1(b) Available Cash (Shares for Members)	189 MM

7.1(b)(i) Return of Capital Contributions	60 MM

Remainder for Distribution	129 MM

7.1(b)-1

7.1(b)(ii) Additional Distribution of Available Cash (pro-rata 83.33%/l6.67% as shown below) until Members which have contributed Additional Capital receive the product of their Additional Capital Contribution ($10mm) and the P/B multiple of the IPO (1.74x) less the Additional Capital Contribution ($10mm)

	44.4 MM

7.1(b)(ii)(A) Distribution in accordance with respective Percentage Interests	83.33%	37.0 MM

7.1(b)(ii)(B) Distribution in accordance with respective Additional Capital Percentages	16.67%	7.4 MM

7.1(b)(iii) Remainder Available for Distribution in accordance with respective Percentage Interests	$84.6 MM

7.1(b)-2